                                                                   EXHIBIT 10.12







                                CREDIT AGREEMENT



             -------------------------------------------------------



                                 FORCENERGY INC,

                                   as Borrower


                                       and


                             ING (U.S.) CAPITAL LLC,

                                    as Agent


                       and CERTAIN FINANCIAL INSTITUTIONS

                                   as Lenders



             -------------------------------------------------------


                     $250,000,000 Revolving Credit Facility
                             $70,000,000 Term Loans


                                February 15, 2000




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                                TABLE OF CONTENTS
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CREDIT AGREEMENT..................................................................................................1

RECITALS:.........................................................................................................1

ARTICLE I - Definitions and References............................................................................1
         Section 1.1.      Defined Terms..........................................................................1
         Section 1.2.      Exhibits and Schedules; Additional Definitions........................................18
         Section 1.3.      Amendment of Defined Instruments......................................................18
         Section 1.4.      References and Titles.................................................................18
         Section 1.5.      Calculations and Determinations.......................................................19

ARTICLE II - The Loans...........................................................................................19
         Section 2.1.      Revolving Credit Loans................................................................19
         Section 2.2.      Term Loans............................................................................19
         Section 2.3.      Requests for Revolving Credit Loans...................................................20
         Section 2.4.      Continuations and Conversions of Existing Loans.......................................21
         Section 2.5.      Use of Proceeds.......................................................................22
         Section 2.6.      Interest Rates and Fees...............................................................23
         Section 2.7.      Optional Prepayments and Commitment Reductions........................................24
         Section 2.8.      Mandatory Prepayments.................................................................25
         Section 2.9.      Initial Borrowing Base................................................................26
         Section 2.10.     Subsequent Determinations of Borrowing Base and Conforming
                           Borrowing Base........................................................................26
         Section 2.11.     Borrowing Base Reductions.............................................................28
         Section 2.12.     Letters of Credit.....................................................................29
         Section 2.13.     Requesting Letters of Credit..........................................................29
         Section 2.14.     Reimbursement and Participations......................................................30
         Section 2.15.     Letter of Credit Fees.................................................................31
         Section 2.16.     No Duty to Inquire....................................................................31
         Section 2.17.     LC Collateral.........................................................................32
         Section 2.18.     Reorganization Plan...................................................................33
         Section 2.19.     Required LC...........................................................................34

ARTICLE III - Payments to Lenders................................................................................34
         Section 3.1.      General Procedures....................................................................34
         Section 3.2.      Capital Reimbursement.................................................................35
         Section 3.3.      Increased Cost of Eurodollar Loans or Letters of Credit...............................36
         Section 3.4.      Availability..........................................................................36
         Section 3.5.      Funding Losses........................................................................37
         Section 3.6.      Reimbursable Taxes....................................................................37
         Section 3.7.      Change of Applicable Lending Office...................................................38
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         Section 3.8.      Replacement of Lenders................................................................39

ARTICLE IV - Conditions Precedent to Lending.....................................................................39
         Section 4.1.      Documents to be Delivered.............................................................39
         Section 4.2.      Approval and Closing of Reorganization and Additional Conditions
                           Precedent to Effectiveness............................................................41
         Section 4.3.      Additional Conditions Precedent.......................................................41

ARTICLE V - Representations and Warranties.......................................................................42
         Section 5.1.      No Default............................................................................42
         Section 5.2.      Organization and Good Standing........................................................42
         Section 5.3.      Authorization.........................................................................43
         Section 5.4.      No Conflicts or Consents..............................................................43
         Section 5.5.      Enforceable Obligations...............................................................43
         Section 5.6.      Initial Financial Statements..........................................................43
         Section 5.7.      Other Obligations and Restrictions....................................................43
         Section 5.8.      Full Disclosure.......................................................................44
         Section 5.9.      Litigation............................................................................44
         Section 5.10.     Labor Disputes and Acts of God........................................................44
         Section 5.11.     ERISA Plans and Liabilities...........................................................44
         Section 5.12.     Environmental and Other Laws..........................................................45
         Section 5.13.     Names and Places of Business..........................................................47
         Section 5.14.     Borrower's Subsidiaries...............................................................47
         Section 5.15.     Title to Properties, Licenses.........................................................47
         Section 5.16.     Government Regulation.................................................................48
         Section 5.17.     Insider...............................................................................48
         Section 5.18.     Solvency..............................................................................48
         Section 5.19.     Officers, Directors and Shareholders..................................................48
         Section 5.20.     Immaterial Subsidiaries...............................................................48

ARTICLE VI - Affirmative Covenants of Borrower...................................................................49
         Section 6.1.      Payment and Performance...............................................................49
         Section 6.2.      Books, Financial Statements and Reports...............................................49
         Section 6.3.      Other Information and Inspections.....................................................52
         Section 6.4.      Notice of Material Events and Change of Address.......................................52
         Section 6.5.      Maintenance of Properties.............................................................53
         Section 6.6.      Maintenance of Existence and Qualifications...........................................53
         Section 6.7.      Payment of Trade Liabilities, Taxes, etc..............................................53
         Section 6.8.      Insurance.............................................................................54
         Section 6.9.      Performance on Borrower's Behalf......................................................54
         Section 6.10.     Interest..............................................................................54
         Section 6.11.     Compliance with Agreements and Law....................................................54
         Section 6.12.     Environmental Matters; Environmental Reviews..........................................55
         Section 6.13.     Evidence of Compliance................................................................55


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         Section 6.14.     Agreement to Deliver Security Documents...............................................56
         Section 6.15.     Perfection and Protection of Security Interests and Liens.............................56
         Section 6.16.     Bank Accounts; Offset.................................................................57
         Section 6.17.     Guaranties of Borrower's Subsidiaries.................................................57
         Section 6.18.     Production Proceeds...................................................................57

ARTICLE VII - Negative Covenants of Borrower.....................................................................58
         Section 7.1.      Indebtedness..........................................................................58
         Section 7.2.      Limitation on Liens...................................................................58
         Section 7.3.      Hedging Contracts.....................................................................58
         Section 7.4.      Limitation on Mergers, Issuances of Securities........................................59
         Section 7.5.      Limitation on Sales of Property.......................................................60
         Section 7.6.      Limitation on Dividends and Redemptions and Debt......................................60
         Section 7.7.      Limitation on Investments and New Businesses..........................................60
         Section 7.8.      Limitation on Credit Extensions.......................................................61
         Section 7.9.      Transactions with Affiliates..........................................................61
         Section 7.10.     Prohibited Contracts..................................................................61
         Section 7.11.     Current Ratio.........................................................................61
         Section 7.12.     Fixed Charge Coverage Ratio...........................................................61
         Section 7.13.     Interest Coverage.....................................................................61
         Section 7.14.     Tangible Net Worth....................................................................61
         Section 7.15.     Capital Expenditures..................................................................62
         Section 7.16.     Immaterial Subsidiaries...............................................................63

ARTICLE VIII - Events of Default and Remedies....................................................................63
         Section 8.1.      Events of Default.....................................................................63
         Section 8.2.      Remedies..............................................................................65

ARTICLE IX - Agent...............................................................................................66
         Section 9.1.      Appointment and Authority.............................................................66
         Section 9.2.      Exculpation, Agent's Reliance, Etc....................................................66
         Section 9.3.      Credit Decisions......................................................................67
         Section 9.4.      Indemnification.......................................................................67
         Section 9.5.      Rights as Lender......................................................................67
         Section 9.6.      Sharing of Set-Offs and Other Payments................................................68
         Section 9.7.      Investments...........................................................................68
         Section 9.8.      Benefit of Article IX.................................................................68
         Section 9.9.      Resignation...........................................................................69

ARTICLE X - Miscellaneous........................................................................................69
         Section 10.1.     Waivers and Amendments; Acknowledgments...............................................69
         Section 10.2.     Survival of Agreements; Cumulative Nature.............................................71
         Section 10.3.     Notices...............................................................................71
         Section 10.4.     Payment of Expenses; Indemnity........................................................72



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         Section 10.5.     Joint and Several Liability; Parties in Interest; Assignments.........................73
         Section 10.6.     Confidentiality.......................................................................75
         Section 10.7.     Governing Law; Submission to Process..................................................75
         Section 10.8.     Limitation on Interest................................................................76
         Section 10.9.     Termination; Limited Survival.........................................................76
         Section 10.10.    Severability..........................................................................77
         Section 10.11.    Counterparts; Fax.....................................................................77
         Section 10.12.    Waiver of Jury Trial, Punitive Damages, etc...........................................77



Schedules and Exhibits:

Schedule 1      -   Lender Schedule
Schedule 2      -   Disclosure Schedule
Schedule 3      -   Security Schedule
Schedule 4      -   Insurance Schedule
Schedule 5      -   Reorganization Documents
Schedule 6      -   Approved Debt
Schedule 7      -   Post Closing Title Opinions

Exhibit A-1     -   Revolving Credit Promissory Note
Exhibit A-2     -   Term Note
Exhibit B       -   Borrowing Notice
Exhibit C       -   Continuation/Conversion Notice
Exhibit D       -   Certificate Accompanying Financial Statements
Exhibit E       -   Opinion of Counsel for Restricted Persons
Exhibit F       -   Assignment and Assumption Agreement
Exhibit G       -   Environmental Compliance Certificate
Exhibit H       -   Required LC



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                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is made as of February 15, 2000, by and among Forcenergy Inc, a Delaware corporation (herein called "Borrower"), ING (U.S.) Capital LLC, individually and as agent (herein called "Agent"), and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

                                    RECITALS:

         WHEREAS, on March 21, 1999 , Borrower filed a voluntary petition for relief commencing a reorganization case under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Eastern District of Louisiana (the "Bankruptcy Court") under Case No. 99-11391"A" and Forcenergy Resources Inc., a Texas corporation, as debtor and debtor-in-possession ("FRI"), filed a voluntary petition for relief commencing a reorganization case under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court under Case No. 99-11393 "A"; such cases are now being jointly administered under Case No. 99-11391"A";

         WHEREAS, Borrower and FRI have continued to operate their businesses and manage their respective properties as debtors and debtors-in-possession under Sections 1107 and 1108 of the Bankruptcy Code;

         WHEREAS, by orders dated January 19, 2000 and February 3, 2000, respectively, (collectively, the "Confirmation Order"), the First Amended Joint Plan of Reorganization of Borrower and FRI dated October 26, 1999, as modified (the "Reorganization Plan") was confirmed, and Borrower has been authorized to enter into this Agreement as the New Senior Credit Facility referred to in the Reorganization Plan;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties agree as follows:

                     ARTICLE I - Definitions and References

         Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

         "Adjusted Base Rate" means the sum of the Base Rate plus the Applicable Base Rate Margin, provided that the Adjusted Base Rate charged by any Person shall never exceed the Highest Lawful Rate.

         "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the per annum rate equal to the sum of (a) the Applicable Eurodollar Margin plus (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (ii) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period. The Adjusted Eurodollar Rate for any Eurodollar Loan shall change whenever the Applicable Eurodollar Margin or the Reserve Requirement changes. No Adjusted Eurodollar Rate charged by any Person shall ever exceed the Highest Lawful Rate.

         "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

         (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

         (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent" means ING (U.S.) Capital LLC, as Agent hereunder, and its successors in such capacity.

         "Agreement" means this Credit Agreement.

         "Applicable Base Rate Margin" means, on each day, (i) one percent (1.0%) per annum in respect of Revolving Credit Loans and (ii) two and one-half percent (2.5%) per annum in respect of Term Loans.

         "Applicable Eurodollar Margin" means, on each day, (i) two percent (2.0%) per annum in respect of Revolving Credit Loans and (ii) three and one-half percent (3.5%) per annum in respect of Term Loans.

         "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of Base Rate Loans and such Lender's Eurodollar Lending Office in the case of Eurodollar Loans.

         "Approved Debt" means the Indebtedness listed on Schedule 6.

         "Base Rate" means the higher of (a) the Reference Rate and (b) the Federal Funds Rate plus one-half percent (0.5%) per annum. For purposes of this definition, "Reference Rate" means the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank, Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's 'base' or other rate determined by Agent to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, Agent shall, during such period, determine the "Reference Rate" based upon the prime commercial lending (or equivalent) rates announced publicly by the other such banks.

         "Base Rate Loan" means a Loan which does not bear interest at the Eurodollar Rate.

         "Borrower" means Forcenergy Inc, a Delaware corporation.

         "Borrowing" means a borrowing of new Revolving Credit Loans of a single Type pursuant to Section 2.3 or a Continuation or Conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.4.

         "Borrowing Base" means, at the particular time in question, either the amount as provided for in Section 2.9 or the amount determined by Lenders in accordance with the provisions of Section 2.10 as reduced from time to time pursuant to the other provisions of this Agreement; provided, however, that the Borrowing Base shall never exceed the Revolving Credit Commitment.

         "Borrowing Base Deficiency" has the meaning given to such term in
Section 2.11.

         "Borrowing Notice" means a written notice, or telephonic request, or a written confirmation made by Borrower which meets the requirements of Section 2.3.

         "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in New York, New York. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

         "Cash Equivalents" means Investments in:

         (a) marketable obligations, maturing within twelve months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

         (b) demand deposits, and time deposits (including certificates of deposit) maturing within twelve months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose long term certificates of deposit are rated at least Aa2 by Moody's or AA by S&P;

         (c) open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody's or A-1 by S&P; and

         (d) money market or other mutual funds substantially all of whose assets comprise securities of the types described in subsections (a) through (c) above.

         "Change of Control" means the occurrence of any of the following events: (a) any Person or two or more Persons acting as a group (other than Anshutz Investment Company, Oaktree Capital Management, LLC, Lehman Brothers or Moore Capital or any partnership or other fund entity for which any of them has exclusive authority over investment decisions whether as manager, general partner or otherwise (the "Initial Major Shareholders")) shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Borrower's management or their designees to be voted in favor of Persons nominated by Borrower's Board of Directors) of 35% or more of the outstanding voting securities of Borrower, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Borrower) (b) one-third or more of the directors of Borrower shall consist of Persons not nominated by Borrower's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements), or
(c) a majority of the directors of Borrower shall consist of Persons not nominated by one or more of the Initial Major Shareholders.

         "Collateral" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

         "Commitment Agreement" has the meaning given such term in the Reorganization Plan.

         "Conforming Borrowing Base" has the meaning given to such term in
Section 2.10.

         "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, net income, liabilities, etc. of such Person and its properly consolidated subsidiaries.

         "Consolidated Cash Flow" means for any Fiscal Quarter, the sum of Consolidated Net Income of Borrower for such Fiscal Quarter calculated in accordance with GAAP plus depreciation, depletion, amortization and interest expense deducted in determining such Consolidated Net Income.

         "Consolidated Fixed Charges" means for any Fiscal Quarter the sum of
(i) lease payments pursuant to leases which are capitalized in accordance with GAAP, plus (ii) the aggregate principal payments made with respect to Funded Debt of Borrower and its Subsidiaries (other than voluntary prepayments) or due and payable during such Fiscal Quarter, plus (iii) Interest Expense of Borrower and its Subsidiaries during such Fiscal Quarter.

         "Consolidated Net Income" means net profit (or loss) after taxes of the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

         "Consolidated Tangible Net Worth" means, as of any date of determination, the remainder of (i) all Consolidated assets of Borrower, other than intangible assets (including, without limitation, as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets, and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP), minus (ii) all Indebtedness of Borrower and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between Borrower and its Subsidiaries and all other items required to be eliminated in the course of preparation of Consolidated financial statements of Borrower in accordance with GAAP.

         "Continuation" shall refer to the continuation pursuant to Section 2.4 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

         "Continuation/Conversion Notice" means a written request made by Borrower which meets the requirements of Section 2.4, substantially in the form attached hereto as Exhibit C.

         "Conversion" shall refer to a conversion pursuant to Section 2.4 or
Article III of one Type of Loan into another Type of Loan.

         "Current Assets" means the sum of (i) current assets of Borrower and its Subsidiaries on a Consolidated basis determined in accordance with GAAP plus
(ii) the excess, if any, of the Borrowing Base over the Facility Usage.

         "Current Liabilities" means the current liabilities of Borrower and its Subsidiaries on a Consolidated basis determined in accordance with GAAP.

         "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "Default Rate" means, at the time in question (a) with respect to any Base Rate Loan, the rate two percent (2%) above the Adjusted Base Rate then in effect and (b) with respect to any Eurodollar Loan, the rate two percent (2%) above the Adjusted Eurodollar Rate then in effect for such Loan. No Default Rate charged by any Person shall ever exceed the Highest Lawful Rate.

         "Determination Date" has the meaning given to such term in Section
2.10.

         "Disclosure Report" means a notice given by Borrower under Section 6.4.

         "Disclosure Schedule" means Schedule 2 hereto.


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

         "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" on the Lender Schedule hereto, or such other office as such Lender may from time to time specify to Borrower and Agent; with respect to LC Issuer, the office, branch, or agency through which it issues Letters of Credit; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

         "Eligible Transferee" means a Person which either (a) is a Lender or an Affiliate of a Lender, or (b) is consented to as an Eligible Transferee by Agent and, so long as no Default or Event of Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld.

         "Effective Date" means the "effective date" under the Reorganization Plan.

         "Engineering Report" means the Initial Engineering Report and each engineering report delivered pursuant to Section 6.2.

         "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA Affiliate" means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "ERISA Plan" means any employee benefit plan as defined in Section 3(3) of ERISA with respect to which any Restricted Person or ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in
Section 3(5) of ERISA.

         "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" on the Lender Schedule hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Agent.

         "Eurodollar Loan" means a Loan that bears interest at the Adjusted Eurodollar Rate.

         "Eurodollar Rate" means, with respect to each particular Eurodollar Loan and the related Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported, on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more (or, if such Page shall cease to be publicly available or if the information contained on such Page, in Agent's sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, as reported by any publicly available source of similar market data selected by Agent that, in Agent's sole judgment, accurately reflects such London Interbank Offered Rate).

         "Evaluation Date" means each of the following which shall be limited to three (3) dates in any 12-month period:

         (a) March 1 and September 1 of each year, beginning March 1, 2001; and

         (b) Each other date which Majority Lenders or Agent at the instruction of Majority Lenders specify, by notice to Borrower as a date on which the information is to be delivered to Lenders for purposes of redetermining the Borrowing Base; provided that each such date must be the first or last date of a calendar month not sooner than 60 days after such notice and that no such Evaluation Date under this clause (b) may be prior to March 1, 2001.

         "Event of Default" has the meaning given to such term in Section 8.1, provided that the requirement, if any, for the giving of notice, the lapse of time, or both, has been satisfied.

         "Existing Agreement" means that certain Fifth Restatement of Credit Agreement dated as of April 13, 1998 among Borrower, Agent and Lenders, together with the promissory notes made by Borrower thereunder.

         "Existing Obligations" means the obligations of Borrower under the Existing Agreement.

         "Facility Usage" means, at the time in question, the aggregate amount of outstanding Revolving Credit Loans and existing LC Obligations at such time.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

         "Final Disclosure Statement" means the First Amended Joint Disclosure Statement with respect to the Reorganization Plan dated October 26, 1999, as modified, as approved by the Bankruptcy Court.

         "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

         "Fiscal Year" means a twelve-month period ending on December 31 of any year.

         "Funded Debt" means, as to any Person, at any date, without duplication, (a) all Liabilities of such Person for borrowed money, (b) all Liabilities of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all Liabilities of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable on ordinary trade terms (d) all Liabilities of such Person under leases capitalized in accordance with GAAP, and
(e) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person of the type listed in any of the foregoing clauses (a) through (d).

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated Subsidiaries may be prepared in accordance with such change. All calculations and determinations to be made hereunder which are affected in any material respect by such change may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects such calculations and determinations.

         "Guarantor" means each Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Agent pursuant to Section 6.17.

         "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

         "Highest Lawful Rate" means, with respect to each Lender Party to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the Highest Lawful Rate applicable to such Lender Party.

         "Immaterial Subsidiary" means each of the following Subsidiaries of
Borrower: Forcenergy Ltd, Forcenergy Drilling Inc., Forcenergy GOM Inc., Forecenergy Invest AB, FAB Holding LLC, Mint Holding Co., Edisto Energy Inc., and Edisto Canada Inc.

         "Indebtedness" of any Person means Liabilities in any of the following categories:

         (a) Liabilities for borrowed money,

         (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

         (c) Liabilities evidenced by a bond (other than bonds securing contingent plugging and abandonment obligations), debenture, note or similar instrument,

         (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

         (e) Liabilities arising under Hedging Contracts,

         (f) Liabilities constituting principal under leases capitalized in accordance with GAAP,

         (g) Liabilities arising under conditional sales or other title retention agreements,

         (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

         (i) Liabilities (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase or redeem securities or other property, if such Liabilities arises out of or in connection with the sale or issuance of the same or similar securities or property,

         (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

         (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

         (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 120 days after the incurrence thereof.

         "Independent Petroleum Engineers" means Netherland, Sewell & Associates, Inc. and Collarini Incorporated, or other independent petroleum engineers chosen by Borrower and acceptable to Majority Lenders.

         "Initial Engineering Report" means the engineering reports concerning oil and gas properties of Restricted Persons dated September 1, 1999, prepared by the Borrower and audited by the Independent Petroleum Engineers as of September 1, 1999.

         "Initial Financial Statements" means the proforma Consolidated financial statements of Borrower as of the Effective Date (incorporating actual results of operations, balance sheet and statement of cash flows as reflected on the internal financial statements of Debtor for the eleven (11) month period ending November 30, 1999) reflecting the estimated effect of the Reorganization and the effect of fresh start accounting rules as of February 1, 2000, i.e. the updated Reorganization Model, as such financial statements were presented and approved by Lenders prior to the date hereof, with such adjustments made after the Effective Date to reflect actual condition and results of operation on such date to the extent such adjustments are not material.

         "Insurance Schedule" means Schedule 3 attached hereto.

         "Interest Expense" means for any Fiscal Quarter the sum of (i) interest payable on the Obligations for such Fiscal Quarter, (ii) plus interest payable (excluding any accrued but unpaid interest) on any other Funded Debt for such Fiscal Quarter, (iii) plus amounts payable for such Fiscal Quarter or minus amounts receivable for such Fiscal Quarter, in either case as a periodic payment under Hedging Contracts relating to interest rates.

         "Interest Payment Date" means (a) with respect to each Base Rate Loan, the last Business

Day of each calendar month and (b) with respect to each Eurodollar Loan the last Business Day of each calendar month and the last day of the Interest Period that is applicable thereto.

         "Interest Period" means, with respect to each particular Eurodollar Loan in a Borrowing, the period specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending one, two or three months thereafter, as Borrower may elect in such notice; provided that: (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and (b) any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month; and (c) notwithstanding the foregoing, any Interest Period which would otherwise end after the Maturity Date shall end on the last day of the Revolving Credit Commitment Period (or, if the Maturity Date is not a Business Day, on the next preceding Business Day).

         "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended from time to time and any successor statute or statutes.

         "Investment" means any investment made directly or indirectly, in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise and whether made in cash, by the transfer of property, or by any other means.

         "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

         "LC Application" means any application for a Letter of Credit hereafter made by Borrower to LC Issuer.

         "LC Collateral" has the meaning given to such term in Section 2.17(a).

         "LC Issuer" means ING (U.S.) Capital LLC in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity. Agent may, with the consent of Borrower and the Lender in question, appoint any Lender hereunder as an LC Issuer in place of or in addition to ING (U.S.) Capital LLC.

         "LC Obligations" means, at the time in question, the sum of all Matured LC Obligations plus the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

         "Lender Parties" means Agent, LC Issuer, and all Lenders.

         "Lender Schedule" means Schedule 1 attached hereto.

         "Lenders" means each signatory hereto (other than Borrower and any Restricted Person that is a party hereto), including LC Issuer, ING (U.S.) Capital LLC in its capacity as a Lender hereunder rather than as Agent or LC Issuer, and the successors of each such party as holder of a Note.

         "Lenders' Independent Engineer" means a firm of independent petroleum engineers chosen by Majority Lenders.

         "Letter of Credit" means any letter of credit issued by LC Issuer hereunder at the application of Borrower.

         "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement (other than protective filings for operating leases), any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "Loan Documents" means this Agreement, the Notes, the Security Documents, the Letters of Credit, the LC Applications, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

         "Loans" means the Revolving Credit Loans and the Term Loans, collectively.

         "Majority Lenders" means Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two-thirds percent (66 2/3%).

         "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, to (a) Borrower's Consolidated financial condition, (b) Borrower's Consolidated operations, properties or prospects, considered as a whole, (c) Borrower's ability to timely pay the Obligations, or
(d) the enforceability of the material terms of any Loan Documents.

         "Matured LC Obligations" means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or otherwise).

         "Maturity Date" means August 15, 2003.

         "Maximum Credit Amount" means the amount of $320,000,000.

         "Maximum Term Loan Amount" means $70,000,000. Each Term Lender's Maximum Term Loan Amount shall be the amount as set forth opposite such Term Lender's name on the Lender Schedule.

         "Moody's" means Moody's Investor Service, Inc., or its successor.

         "Notes" means the Revolving Credit Notes and the Term Notes, collectively.

         "Obligations" means all Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the Loan Documents, including all LC Obligations. "Obligation" means any part of the Obligations.

         "Percentage Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Term Loans at the time in question plus such Lender's Revolving Credit Commitment, by (ii) the sum of the aggregate unpaid principal balance of all Term Loans at such time plus the total Revolving Credit Commitment.

         "Permitted Investments" means (a) Cash Equivalents, (b) Investments existing on the date of this Agreement by a Restricted Person in a wholly owned Subsidiary of such Restricted Person as reflected on the Disclosure Schedule,
(c) Investments in the form of loans made by Borrower or any Restricted Person to Borrower or to any of its direct or indirect wholly owned domestic Subsidiaries which is a Guarantor, (d) any Investment in the form of loans made by a Restricted Person to any direct or indirect wholly owned Subsidiary of Borrower that is a Guarantor but that is not a domestic Subsidiary not to exceed $10,000,000 in the aggregate during any Fiscal Year and (e) Hedging Contracts permitted under Section 7.3.

         "Permitted Liens" means

                  (a) statutory Liens for taxes, assessments or other governmental charges or levies which are not yet delinquent or which are being contested in good faith in compliance with Section 6.7;

                  (b) landlords', operators', carriers', warehousemen's, repairmen's, mechanics', materialmen's, or other like Liens which do not secure Indebtedness, in each case only to the extent arising in the ordinary course of business and only to the extent securing obligations which are not delinquent or which are being contested in good faith in compliance with Section 6.7;

                  (c) zoning restrictions, easements, rights-of-way, restrictions on use, minor defects and irregularities in title to any property, so long as matters neither secure Indebtedness nor materially impair the value of such property or the use of such property for the purposes for which such property is held;

                  (d) deposits of cash or securities to secure the performance of Hedging Contracts (to the extent permitted by Section 7.3), bids, trade contracts, leases, statutory obligations and other obligations of a like nature (excluding appeal bonds and deposits for borrowed money) incurred in the ordinary course of business;

                  (e)      Liens created pursuant to the Existing Agreement;

                  (f)      Liens set forth in the Disclosure Schedule;

                  (g) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (h) Liens which arise pursuant to the specific terms of any license, joint operating agreement, unitization agreement or other similar agreement evidencing the interest of the relevant Person in any oil and gas producing property, provided that such Lien is not securing any Indebtedness other than Indebtedness incurred in connection with the specific terms of any such license, joint operating agreement, unitization agreement or other similar agreement; and

                  (i) Liens which arise pursuant to leases of equipment entered into in the ordinary course of business, provided that such Lien is not securing any Indebtedness other than Indebtedness incurred in connection with the specific terms of such equipment lease.

         "Permitted Stock Acquisitions" means the acquisition by Borrower of equity of a Person, provided that: (i) such acquisition constitutes 100% of the outstanding equity of such Person (including the purchase or the termination of any outstanding warrants or similar rights with respect to the equity of such Person), (ii) such Person's business, operation and type of assets are the same as that of the Borrower, (iii) immediately prior to such acquisition, each Restricted Person is, and immediately after giving effect to such acquisition, each Restricted Person, including such Person being acquired, will be, in compliance with each of the covenants under the Loan Documents, and each of the representations and warranties are and will be true as if made immediately prior to and immediately following consummation of such acquisition,
(iv) the acquisition shall have been approved by a resolution of the Board of Directors with the finding that the acquisition is on fair market terms to the Borrower and will not result in a Material Adverse Effect on Borrower nor interfere with Borrower's proposed business plan as theretofore submitted to the Lenders, (v) contemporaneously with the consummation of such acquisition, such Person shall have the power to comply with, and shall have provided a guarantee and Security Documents on its properties in the manner contemplated by, the provisions of Section 6.14, 6.15 and 6.17 hereof, (vi) no Default or Event of Default shall exist immediately prior to and after giving effect to such acquisition and (vii) the Borrower shall have submitted a certificate of its president and chief financial officer to the effect that each of the foregoing conditions has been satisfied contemporaneously with the consummation of such acquisition.

         "Permitted Subordinated Indebtedness" means Indebtedness of Borrower, provided that: (i) such Indebtedness is subordinated to the Obligations on terms reasonably satisfactory to Agent, (ii) such Indebtedness matures no sooner than one year following the Maturity Date as in effect at the time of incurrence of such subordinated Indebtedness, (iii) such Indebtedness is not secured by a Lien on any revenues, assets or property of Borrower or any other Restricted Person,
(iv) such Indebtedness, in the aggregate with all other such subordinated Indebtedness incurred from and after the date of this Agreement, does not exceed $150,000,000, (v) at the time of incurrence of such Indebtedness, no Default or Event of Default shall have occurred nor would result after giving effect the incurrence of such subordinated Indebtedness, (vi) the incurrence of such Indebtedness has been approved by resolutions of the Board of Directors of Borrower, provided that such resolutions shall have a finding that the interest rate and terms are no less than favorable than the rates and terms generally available in the market for placement of high yield subordinated notes with institutional investors, (vii) after giving effect to the incurrence of such Indebtedness, for each of the four Fiscal Quarters which has most recently ended prior to the date on which such subordinated Indebtedness is incurred, the ratio of Borrower's Consolidated Cash Flow to Borrower's Consolidated Fixed Charges would not have been less than 1.5 to 1, and the ratio of Borrower's Consolidated Cash Flow to Borrower's Consolidated Interest Expense would not have been less than 2.5 to 1, in each case computed on a pro forma basis by adjusting "Consolidated Interest Expense" to reflect the interest expense which would have been incurred if, on the first day of the first of such four Fiscal Quarters, such subordinated Indebtedness had been incurred and 100% of the net proceeds thereof had been applied on such date to reduce the Loans in the manner provided in this Agreement; provided, however, to the extent up to (but not more than) 50% of such proceeds are to be applied to make an acquisition contemporaneously with the incurrence of such subordinated Indebtedness, such pro forma adjustments shall instead properly reflect, on a pro forma basis, such acquisition to the extent funded with such proceeds as if acquired and paid for on the first day of the first of such four Fiscal Quarters, (viii) the covenants benefitting such subordinated Indebtedness shall at no time require the maintaining of any balance sheet or income statement ratios other than ratios used solely for the purpose of limiting the incurrence of additional Indebtedness or additional Liens; provided any such limitation on the incurrence of additional Indebtedness and Liens shall provide for the incurrence of the Obligations and the granting of Liens to secure the Obligations on terms satisfactory to Agent, (ix) any guaranty of subsidiaries for such subordinated Indebtedness shall contain terms, and be subordinate to the Obligations on terms reasonably satisfactory to Agent, (x) contemporaneously with the incurrence of such Indebtedness, Borrower shall make the prepayments of 50% net cash proceeds as required under Section 2.8(a), (xi) no Default or Event of Default shall exist immediately prior to and after giving effect to the incurrence of such Indebtedness, and (xii) one Business Day prior to the incurrence of such Indebtedness, Borrower shall have submitted a certificate of its president and chief financial officer to the effect that each of the foregoing conditions has been or will be satisfied contemporaneously with the incurrence of such subordinated Indebtedness.

         "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

         "Preferred Stock" means capital stock of Borrower other than common stock.

         "Rating Agency" means either S & P or Moody's, or their respective successors.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

         "Reorganization" means the consummation of all of the transactions contemplated by the Reorganization Documents, including but not limited to the transactions listed on Schedule 5A.

         "Reorganization Documents" means the Reorganization Plan, the Confirmation Order, and those documents listed on Schedule 5 and all documents and agreements entered into between the parties to such documents in connection with such documents.

         "Reorganization Plan" means the Joint Plan of Reorganization of Forcenergy Inc and Forcenergy Resources Inc. as confirmed in the Confirmation Order.

         "Required LC" has the meaning given such term in Section 4.2(b) hereof.

         "Required LC Period" has the meaning given such term in Section 4.2(b) hereof.

         "Required Preferred Stock Issuance" means the issuance by Borrower of Preferred Stock as contemplated by the Reorganization Plan, the Commitment Agreement and/or that certain Agreement dated as of February 15, 2000 among Borrower and the Standby Purchasers named therein, which results in the receipt of net cash proceeds by Borrower and/or by Agent for the benefit of Borrower in an aggregate amount of at least $40,000,000 minus the commitment fee provided for under the Commitment Agreement.

         "Reserve Requirement" means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Loans.

         "Restricted Person" means any of Borrower and each Subsidiary of Borrower.

         "Revolving Credit Commitment" means initially $250,000,000 as such amount is permanently reduced from time to time in accordance with the provisions of this Agreement. Each Revolving Credit Lender's Revolving Credit Commitment shall be the amount obtained by multiplying (i) the total Revolving Credit Commitment by (ii) the such Revolving Credit Lender's Revolving Credit Percentage Share.

         "Revolving Credit Commitment Period" means the period from and including the Effective Date until and including Maturity Date (or, if earlier, the day on which the Revolving Credit Notes first become due and payable in full).

         "Revolving Credit Lender" means each holder of a Revolving Credit Note.

         "Revolving Credit Loan" and "Revolving Credit Note" have the meanings given in Section 2.1.

         "Revolving Credit Percentage Share" means, with respect to any Revolving Credit Lender, the Revolving Credit Percentage Share set forth on the Lender Schedule as modified from time to time as a result of assignments pursuant to Section 10.5.

         "S & P" means Standard & Poor's Ratings Services (a division of McGraw Hill Companies, Inc.), or its successor.

         "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

         "Security Schedule" means Schedule 3 hereto.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person, provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of such Person.

         "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "Term Lender" means a holder of a Term Note.

         "Term Loan" has the meaning given in Section 2.2.

         "Term Note" has the meaning given in Section 2.2.

         "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

         "Type" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Eurodollar Loans.

         Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

         Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

         Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 1.5. Calculations and Determinations. All calculations under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by a Lender Party of amounts to be paid under Article III or any other matters which are to be determined hereunder by a Lender Party (such as any Eurodollar Rate, Adjusted Eurodollar Rate, Business Day, Interest Period, or Reserve Requirement) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                  ARTICLE II - The Loans and Letters of Credit

         Section 2.1. Revolving Credit Loans. Subject to the terms and conditions hereof, each Revolving Credit Lender agrees to make loans to Borrower (herein called such Revolving Credit Lender's "Revolving Credit Loans") upon Borrower's request from time to time during the Revolving Credit Commitment Period, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all Revolving Credit Lenders are requested to make Revolving Credit Loans of the same Type in accordance with their respective Revolving Credit Percentage Shares and as part of the same Borrowing, and (b) after giving effect to such Revolving Credit Loans, (i) the Facility Usage does not exceed the Borrowing Base determined as of the date on which the requested Revolving Credit Loans are to be made, and (ii) the sum of the Revolving Credit Loans of each Revolving Credit Lender plus the existing LC Obligations of such Revolving Credit Lender does not exceed such Revolving Credit Lender's Revolving Credit Commitment. The aggregate amount of all Loans in any Borrowing must be greater than or equal to $1,000,000 or higher integral multiple of $100,000 or must equal the remaining availability under the Revolving Credit Commitment. Portions of each Revolving Credit Lender's Revolving Credit Loans may be from time to time designated as Base Rate Loans or Eurodollar Loans as provided herein. Borrower may have no more than five Borrowings of Eurodollar Loans outstanding at any time. The obligation of Borrower to repay to each Revolving Credit Lender the aggregate amount of all Revolving Credit Loans made by such Revolving Credit Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Revolving Credit Lender's "Revolving Credit Note") made by Borrower payable to the order of such Revolving Credit Lender in the form of Exhibit A-1 with appropriate insertions. The amount of principal owing on any Revolving Credit Lender's Revolving Credit Note at any given time shall be the aggregate amount of all Revolving Credit Loans theretofore made by such Revolving Credit Lender minus all payments of principal theretofore received by such Revolving Credit Lender on such Revolving Credit Note. Interest on each Revolving Credit Note shall accrue and be due and payable as provided herein and therein. Each Revolving Credit Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Maturity Date. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow Revolving Credit Loans hereunder.

         Section 2.2. Term Loans. Subject to the terms and conditions hereof, each Term Lender agrees to make a single loan to Borrower on the date hereof, provided that (a) such Term Lender's Term Loan (herein called such Term Lender's "Term Loan") shall equal such Term Lender's Maximum Term Loan Amount and (b) the aggregate amount of all Term Loans does not exceed the total Maximum Term Loan Amount. Portions of each Term Lender's Term Loan may from time to time be designated as a Base Rate Loan or Eurodollar Loan as provided herein. Borrower's obligation to repay to each Term Lender the amount of such Term Loan made by such Term Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Term Lender's "Term Note") made by Borrower payable to the order of such Term Lender in the form of Exhibit A-2 with appropriate insertions. The amount of principal owing on any Term Lender's Term Note shall be the amount of such Term Lender's Term Loan minus all payments of principal theretofore received by such Term Lender on such Term Note. Interest on each Term Note shall accrue and be due and payable as provided herein and therein. Each Term Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Maturity Date. No portion of any Term Loan which has been repaid may be reborrowed.

         Borrower will, in addition to paying any interest then due on the Term Loans, make principal payments, with each such payment applied ratably to each Term Note, in accordance with the following schedule:

  Payment Date                                             Amount of Payment
  ------------                                             -----------------
March 31, 2001                                                  $2,500,000
June 30, 2001                                                   $2,500,000
September 30, 2001                                              $2,500,000
December 31, 2001                                               $2,500,000
March 31, 2002                                                  $2,500,000
June 30, 2002                                                   $2,500,000
September 30, 2002                                              $2,500,000
December 31, 2002                                               $2,500,000
March 31, 2003                                                  $2,500,000
June 30, 2003                                                   $2,500,000
August 15, 2003                                                $45,000,000

         Section 2.3. Requests for Revolving Credit Loans. Borrower must give to Agent a written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Revolving Credit Loans to be advanced by Revolving Credit Lenders. Each such notice must:

         (a) specify (i) the aggregate amount of the Revolving Credit Loans and the date on which the Revolving Credit Loans are to be advanced and (ii) the applicable Interest Period for any Revolving Credit Loans which are Eurodollar Loans; and

         (b) be received by Agent not later than (i) 10:00 a.m., New York, New York time, on the day on which the Revolving Credit Loans which are Base Rate Loans are to be made, or (ii) 1:00 p.m., New York, New York time on the third Business Day preceding the day on which any Revolving Credit Loans which are Eurodollar Loans are to be made.

Each such Borrowing Notice must be made in the form and substance form attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Revolving Credit Lender prompt notice of the terms thereof. If all conditions precedent to such new Revolving Credit Loans have been met, each Revolving Credit Lender will on the date requested promptly remit to Agent at Agent's office in New York, New York the amount of such Revolving Credit Lender's new Revolving Credit Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Revolving Credit Loans have been neither met nor waived as provided herein, Agent shall promptly make such Revolving Credit Loans available to Borrower. Unless Agent shall have received prompt notice from a Revolving Credit Lender that such Revolving Credit Lender will not make available to Agent such Revolving Credit Lender's new Revolving Credit Loan, Agent may in its discretion assume that such Revolving Credit Lender has made such Revolving Credit Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Revolving Credit Loan available to Borrower. If and to the extent such Revolving Credit Lender shall not so make its new Revolving Credit Loan available to Agent, such Revolving Credit Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Revolving Credit Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at (i) the Federal Funds Rate, if such Revolving Credit Lender is making such payment and (ii) the interest rate applicable at the time to the other new Revolving Credit Loans made on such date, if Borrower is making such repayment. If neither such Revolving Credit Lender nor Borrower pays or repays to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Revolving Credit Lender and from Borrower, on demand, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrower. The failure of any Revolving Credit Lender to make any new Revolving Credit Loan to be made by it hereunder shall not relieve any other Revolving Credit Lender of its obligation hereunder, if any, to make its new Revolving Credit Loan, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make any new Revolving Credit Loan to be made by such other Revolving Credit Lender.

         Section 2.4. Continuations and Conversions of Existing Loans. Borrower may make the following elections with respect to Revolving Credit Loans or Term Loans already outstanding: to convert Base Rate Loans to Eurodollar Loans, to convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings, provided that (i) Borrower may have no more than five Borrowings of Eurodollar Loans outstanding at any time and (ii) no combinations may be made between Borrowings constituting Revolving Credit Loans on the one hand and Borrowings constituting Term Loans on the other hand. To make any such election, Borrower must give to Agent a Continuation/Conversion Notice with respect to any such Conversion or Continuation of existing Loans, with a separate Continuation/Conversion Notice given for each new Borrowing. Each such Conversion Notice must:

         (a) specify the existing Loans which are to be Continued or Converted;

         (b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such Continuation or

Conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

         (c) be received by Agent not later than (i) 10:00 a.m., New York, New York time, on the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or (ii) 1:00 p.m., New York, New York time on the third Business Day preceding the day on which any such Continuation or Conversion to Eurodollar Loans is to occur.

Each such Continuation/Conversion Notice must be made in the form and substance of the form attached hereto as Exhibit C, duly completed. Upon receipt of any such Continuation/Con version Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any Continuation/Conversion Notice with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

         Section 2.5. Use of Proceeds. Borrower shall use the initial Loans to refinance Existing Obligations. Borrower shall use Loans (other than the initial Loans) to refinance Matured LC Obligations and fund oil and gas property (and related assets) acquisitions, exploration, development and production activities of Borrower and to provide working capital for its operations. Borrower shall use all Letters of Credit for the purpose of securing bonding obligations, workmen's compensation obligations, plugging and abandonment liabilities and for other general business purposes. In no event shall the funds from any Loan or any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

         Section 2.6.      Interest Rates and Fees.

         (a) Interest Rates. Each Base Rate Loan shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day. Each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day. Anything to the contrary herein notwithstanding, if an Event of Default has occurred and is continuing, all Loans shall bear interest on each day outstanding at the applicable Default Rate.

         (b) Commitment Fees. In consideration of each Revolving Credit Lender's commitment to make Revolving Credit Loans, Borrower will pay to Agent for the account of each Revolving Credit Lender a commitment fee determined on a daily basis by applying a rate of one-half percent (0.5%) per annum to such Revolving Credit Lender's Percentage Share of the unused portion of the Borrowing Base on each day during the Revolving Credit Commitment Period, determined for each such day by deducting from the amount of the Borrowing Base at the end of such day the Facility Usage. In addition, Borrower will pay to Agent for the account of each Revolving Credit Lender an excess commitment fee determined on a daily basis by applying a rate of three-eighths of one percent (0.375%) per annum to such Revolving Credit Lender's Percentage Share of the excess, if any, of the Revolving Credit Commitment over the Borrowing Base on each day during the Revolving Credit Commitment Period determined for each such day by deducting from the Revolving Credit Commitment the Borrowing Base in effect at the end of such day. Such commitment fee and excess commitment fee shall be due and payable in arrears on the last day of each Fiscal Quarter and at the end of the Revolving Credit Commitment Period.

         (c) Facility Fees. In consideration of each Revolving Credit Lender's commitment to make Revolving Credit Loans and each Term Lender's commitment to make Term Loans, Borrower will pay to Agent for the account of each Revolving Credit Lender and each Term Lender a facility fee in the amount of one-quarter of one percent (.25%) of such Revolving Credit Lender's Revolving Credit Commitment and one-quarter of one percent (.25%) of such Term Lender's Maximum Term Loan Amount, respectively, due and payable on the date hereof.

         (d) Agent's Fees. In addition to all other amounts due to Agent under the Loan Documents, Borrower will pay fees to Agent as described in a letter agreement of even date herewith between Agent and Borrower.

         (e) Excess Borrowing Base Fees. On each day in which the Facility Usage exceeds the Conforming Borrowing Base, a fee shall accrue calculated at two percent (2.0%) per annum multiplied by the amount of such excess, which fee shall be due and payable by Borrower on the next Interest Payment Date and shall be paid to Agent to be paid ratably to each Revolving Credit Lender based upon a fraction the numerator of which is such Lender's weighted average outstanding Revolving Credit Loans and LC Obligations, and the denominator of which is the weighted average total Facility Usage for such period.

         Section 2.7. Optional Prepayments and Commitment Reductions.

         (a) Borrower may, upon two Business Days' notice to Agent (and Agent will promptly give notice to the other Lenders) from time to time and without premium or penalty prepay the Revolving Credit Loans, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Revolving Credit Loans equals $500,000 or any higher integral multiple of $100,000, and so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of the Revolving Credit Loans to less than $100,000 without first either (i) terminating this Agreement or (ii) providing assurance satisfactory to Agent in its discretion that Revolving Credit Lenders' legal rights under the Loan Documents are in no way affected by such reduction. Upon receipt of any such notice, Agent shall give each Revolving Credit Lender prompt notice of the terms thereof.

         (b) Borrower may, upon two Business Days' notice to each Term Lender from time to time and without premium or penalty prepay the Term Loans, in whole or in part, so long as the aggregate of amounts of all partial prepayments of principal on the Term Loans equals $500,000 or any higher integral multiple of $100,000.

         (c) Each prepayment of principal under this Section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this Section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         (d) Borrower may, upon two Business Days notice to Agent (and Agent will promptly give notice to the other Lenders) from time to time permanently reduce the Revolving Credit Commitment in whole or in part so long as the aggregate amount of such reduction equals $500,000 or any higher integral multiple of $100,000, and if the Revolving Credit Commitment after such reduction is less than the Facility Usage, Borrower shall immediately prepay the Revolving Credit Loans in the amount of such excess.

         (e) Each prepayment of a Term Loan pursuant to this Section shall be made pro-rata with respect to all Term Loans.

         Section 2.8.      Mandatory Prepayments.

         (a) Upon the incurrence or creation of any Indebtedness for borrowed money (to the extent permitted in this Agreement), an amount equal to 50% of the net cash proceeds received by Borrower in connection with such issuance shall be applied as follows (and the other 50% may be retained by the Borrower) (i) first as a mandatory prepayment of the outstanding principal balance of the Term Loans until the Term Loans have been paid in full, and (ii) then as a permanent reduction in the Revolving Credit Commitments in the amount of such prepayment (and a mandatory prepayment of the outstanding Revolving Credit Loans in the amount, if any, that the Facility Usage exceeds the Revolving Credit Commitment after such reduction).

         (b) Upon the issuance of any common stock, preferred stock or other equity of the Borrower or Restricted Person (to the extent permitted in this Agreement other than the Required

Preferred Stock Issuance), an amount equal to 50% of the net cash proceeds received by Borrower in connection with such issuance shall be applied as follows (and the other 50% may be retained by the Borrower) (i) first as a mandatory prepayment of the outstanding principal balance of the Term Loans until the Term Loans have been paid in full, and (ii) then as a permanent reduction in the Revolving Credit Commitments in the amount of such prepayment (and a mandatory prepayment of the outstanding Revolving Credit Loans in the amount, if any, that the Facility Usage exceeds the Revolving Credit Commitment after such reduction).

         (c) Upon the sale, transfer, conveyance or assignments of any assets (to the extent permitted in this Agreement) of Borrower or Restricted Person (excluding however, the sale of properties to Hilcorp Energy I, L.P., covering the same properties as were presented in the motion to the Bankruptcy Court dated on or about September 13, 1999 or the sale of such properties to another buyer approved by the Bankruptcy Court), an amount equal to 100% of the net cash proceeds received by Borrower in connection with such sale, transfer, conveyance or assignments shall be applied as follows: (i) one-third as a mandatory prepayment of the outstanding principal balance of the Term Loans and (ii) two-thirds as a mandatory prepayment of the Revolving Credit Loans (and a permanent reduction in the Revolving Credit Commitments and a reduction in the Borrowing Base and Conforming Borrowing Base in the amount of such prepayment); provided, however, if the Term Loans have been paid in full (A) provided no Default shall have occurred which is continuing, no mandatory prepayment of the Revolving Credit Loans shall be required in respect of any proceeds of a sale pursuant to Section 7.5(d) and (B) in the case of any other proceeds, such proceeds shall be applied to the Revolving Credit Loans, Revolving Credit Commitments, Borrowing Base, and Conforming Borrowing Base (as provided above in this subsection (c)) in an amount which shall be the greater of (i) two-thirds (2/3) of the net cash proceeds so received by Borrower or (ii) the amount which was attributable to such sold properties in connection with the most recent Borrowing Base.

         (d) Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment. Each prepayment of the Term Loans shall be applied to the principal installments thereof in inverse order of maturity. Each permanent reduction of the Revolving Credit Commitments shall be applied ratably to such Revolving Credit Commitments of each Revolving Credit Lender based upon the fraction, the numerator of which is the Revolving Credit Commitment of such Revolving Credit Lender and the denominator of which is the sum of the total Revolving Credit Commitments.

         Section 2.9. Initial Borrowing Base. During the period from the date hereof to the first Determination Date, the Borrowing Base and Conforming Borrowing Base shall be $250,000,000.

         Section 2.10. Subsequent Determinations of Borrowing Base and Conforming Borrowing Base. On or before each Evaluation Date, Borrower shall furnish to each Lender all information, reports and data which Agent has then requested concerning Restricted Persons' businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Report described in Section 6.2(h) or (i), as applicable. Within 60 days after receiving such information, reports and data, or as promptly after receiving such information, reports and data as practicable, Majority Lenders shall determine an amount for the Borrowing Base and Conforming Borrowing Base and Agent shall by notice to Borrower designate such amount as the new Borrowing Base and Conforming Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a "Determination Date") and shall remain in effect until but not including the next date as of which the Borrowing Base and Conforming Borrowing Base are redetermined. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this section, Agent may nonetheless designate the Borrowing Base and Conforming Borrowing Base at any amount which Majority Lenders determine and may redesignate the Borrowing Base and Conforming Borrowing Base from time to time thereafter until each Lender receives all such information, reports and data, whereupon Majority Lenders shall designate a new Borrowing Base and new Conforming Borrowing Base as described above. Majority Lenders shall determine the amount of the Borrowing Base and Conforming Borrowing Base as follows:

                  (a) Projected future production volumes, lease operating expenses and capital costs for Borrower's interest in oil and gas properties located in or offshore the United States which have attributable to them proved oil or gas reserves ("Borrower's Oil and Gas Properties") shall be based upon the amounts reflected in the Engineering Report prepared for the most recent Evaluation Date (or most recently delivered in the event such report is not timely delivered by such Evaluation Date, adjusted to reflect production since the date of such report); provided, that production volumes and lease operating expenses shall be adjusted by (i) multiplying such production volumes by the Applicable Volume Risk Percentage (as defined herein) and (ii) multiplying such lease operating expenses by the Applicable LOE Risk Percentage (as defined herein). Capital costs shall be included at 100% of such capital costs reflected in such Engineering Report. For purposes of this Section 2.10, the term "Applicable Volume Risk Percentage" shall mean that percentage determined by the Lenders' Independent Engineer in the exercise of its good faith discretion for the Borrower's Oil and Gas Properties (which may be different percentages for properties of the same developed, developed non-producing or undeveloped category); provided that such percentage determined by the Lenders' Independent Engineer shall be:

                           (A) not less than 90% nor greater than 100% of the
                  production volumes, in the case of reserves which are proved developed producing reserves on the Evaluation Date,

                           (B) not less than 70% nor greater than 90% of the
                  production volumes, in the case of reserves which are proved developed non-producing reserves on the Evaluation Date, and

                           (C) not less than 50% nor greater than 65% of the
                  production volumes, in the case of reserves which are proved undeveloped reserves on the Evaluation Date.

         For purposes of this Section 2.10, the term "Applicable LOE Risk Percentage" shall mean that percentage determined by the Lenders' Independent Engineer in its discretion; provided that such percentage determined shall be not less than 100% nor greater than 110% of the Applicable Volume Risk Percentage for the corresponding production volumes.

                  (b) Projected production volumes and cash flow for the first three months following the date specified in the Engineering Report (the "as of" date used for evaluation) shall be excluded in determining the Borrowing Base or the Conforming Borrowing Base.

                  (c) The assumptions regarding future prices of production shall be (i) the price assumptions as published in the most recent Madison Energy Advisors survey of price assumptions of major energy lenders adjusted by the differential for each of Borrower's major geographic operating regions between (A) the New York Mercantile Exchange weighted average spot price for oil and natural gas over the four Fiscal Quarters then most recently ended and (B) the weighted average market price for oil and natural gas received by Borrower in each of Borrower's major geographic operating regions for the same period or (ii) if such survey is no longer published by Madison Energy Advisors or a corporate successor, the amount determined by the Lenders' Independent Engineer or the Agent as the arithmetic average of the price assumptions and price escalation assumptions generally used by each of the Lenders in their oil and gas reserve based loans, adjusted for the location and quality of the production and, in the case of clause (i) or (ii), adjusted for Borrower's oil and gas price hedging contracts in a manner acceptable to Majority Lenders. Future lease operating expenses and capital costs shall be escalated by the same factors as are utilized in future price escalations.

                  (d) The net present value of the projected future net revenues attributable to production from Borrower's Oil and Gas Properties ("NPV") shall be determined after deducting all projected future royalties and other burdens on production, taxes (other than income taxes), lease operating expenses (including without limitation field level general and administrative expenses customarily included in lease operating expenses) and capital costs and utilizing a 10% discount factor to determine present value.

                  (e) The Borrowing Base and Conforming Borrowing Base shall exclude the NPV of Borrower's Oil and Gas Properties which are not subject to a perfected first priority Lien securing the Obligations (unless such Oil and Gas Properties are available for such a perfected first priority Lien (and remain unencumbered) and Majority Lenders have elected not to take such a Lien) or for which Borrower does not have a record title or for which title is subject to defects or limitations which are not acceptable to Majority

         Lenders.

                  (f) The "Borrowing Base" shall equal 60% of such NPV; provided, however, that the percentage of the Borrowing Base that is derived from proved developed non- producing reserves and proved undeveloped reserves shall not exceed (i) 45% in respect to a Borrowing Base in respect of an Evaluation Date on or prior to September 1, 2001 or (ii) 40% in respect to a Borrowing Base thereafter. The "Conforming Borrowing Base" shall equal 60% of such NPV; provided, however, that the percentage of the Conforming Borrowing Base that is derived from proved developed non-producing reserves and proved undeveloped reserves shall not exceed (i) 40% in respect to a Conforming Borrowing Base in respect of an Evaluation Date on or prior to September 1, 2001 or (ii) 35% in respect to a Conforming Borrowing Base thereafter.

                  (g) On or within 15 days after each Evaluation Date, on a date set by Agent and Borrower, Borrower shall cause its internal engineers and representatives of the Independent Petroleum Engineers to meet with representatives of Lenders' Independent Engineer and other petroleum engineers for any Lender and provide information and review the Engineering Report and data supporting the Engineering Report for such Evaluation Date.

                  (h) The audit by the Independent Petroleum Engineer must include an evaluation of not less than 80% of reserves (by value) using the same procedures and criteria that the Independent Petroleum Engineer would apply had it independently prepared the report and an examination of the remaining 20% of reserves (by value) for accuracy.

As used above, proved reserves, proved developed producing reserves, proved developed non-producing reserves and proved undeveloped reserves shall be determined in accordance with the standards established by the Society of Petroleum Engineers.

         Section 2.11. Borrowing Base Reductions. If the Facility Usage exceeds the Borrowing Base (such excess being called a "Borrowing Base Deficiency") the Borrower shall, within 60 days after notice of the Borrowing Base Deficiency has been given to Borrower, prepay the Revolving Credit Loans or reduce the LC Obligations in the amount of the Borrowing Base Deficiency. Each prepayment of principal under this Section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this Section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         Section 2.12. Letters of Credit. Subject to the terms and conditions hereof, Borrower may during the Revolving Credit Commitment Period request LC Issuer to issue one or more Letters of Credit, provided that, after taking such Letter of Credit into account:

                  (a) the Facility Usage does not exceed the Revolving Credit Commitment at such time; and

                  (b) the amount of each Letter of Credit shall not exceed $5,000,000 (unless consented to by Majority Lenders) with the exception of a single Letter of Credit in favor of Bank of America, N.A. relating to the Cook Inlet Pipeline which shall not exceed $6,000,000 (the "B of A Letter of Credit"), and the aggregate amount of all LC Obligations at any time does not exceed $20,000,000; and

                  (c) the expiration date of such Letter of Credit is prior to the Maturity Date;

and further provided that:

                  (d) such Letter of Credit is to be used for the purposes set forth in Section 2.5;

                  (e) with the exception of the B of A Letter of Credit, such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Funded Debt of any Person;

                  (f) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is not reimbursable under Article III;

                  (g) the form and terms of such Letter of Credit are acceptable to LC Issuer in its sole and absolute discretion; and

                  (h) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

LC Issuer will honor any such request if the foregoing conditions (a) through
(h) (in the following Section 2.13 called the "LC Conditions") have been met as of the date of issuance of such Letter of Credit.

         Section 2.13. Requesting Letters of Credit. Borrower must make written application for any Letter of Credit not later than 10:00 a.m. New York, New York time at least two Business Days before the date on which Borrower desires for LC Issuer to issue such Letter of Credit. By making any such written application Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 2.12 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form as may mutually be agreed upon by LC Issuer and Borrower. Two Business Days after the LC Conditions for a Letter of Credit have been met as described in Section 2.12, LC Issuer will issue such Letter of Credit at LC Issuer's office in New York, New York. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

         Section 2.14.     Reimbursement and Participations.

         (a) Reimbursement by Borrower. Borrower promises to pay to LC Issuer, the full amount of each Matured LC Obligation on the date that LC Issuer honors any draft or other demand for payment under or purported to be under any Letter of Credit. Interest shall accrue on each Matured LC Obligation at the Default Rate from and after the date each Matured LC Obligation becomes due and payable until such Matured LC Obligation is paid in full.

         (b) Letter of Credit Advances. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder then Borrower may, during the interval between the making thereof and the honoring thereof by LC Issuer, request Lenders to make Loans to Borrower in the amount of such draft or demand, which Loans shall be made concurrently with LC Issuer's payment of such draft or demand and shall be immediately used by LC Issuer to repay the amount of the resulting Matured LC Obligation. Such a request by Borrower shall be made in compliance with all of the provisions hereof, provided that for the purposes of the first sentence of Section 2.1, the amount of such Loans shall be considered, but the amount of the Matured LC Obligation to be concurrently paid by such Loans shall not be considered.

         (c) Participation by Lenders. LC Issuer irrevocably agrees to grant and hereby grants to each Lender, and -- to induce LC Issuer to issue Letters of Credit hereunder -- each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from LC Issuer, on the terms and conditions hereinafter stated and for such Lender's own account and risk, an undivided interest equal to such Lender's Revolving Credit Percentage Share of LC Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by LC Issuer thereunder. Each Lender unconditionally and irrevocably agrees with LC Issuer that, if a Matured LC Obligation is paid under any Letter of Credit for which LC Issuer is not reimbursed in full by Borrower in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Loans or by the application of LC Collateral), such Lender shall (in all circumstances and without set-off or counterclaim) pay to LC Issuer on demand, in immediately available funds at LC Issuer's address for notices hereunder, such Lender's Revolving Credit Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrower). Each Lender's obligation to pay LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Federal Funds Rate. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is not paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Default Rate.

         (d) Distributions to Participants. Whenever LC Issuer has in accordance with this section received from any Lender payment of such Lender's Revolving Credit Percentage Share of any Matured LC Obligation, if LC Issuer thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from Borrower or by application of LC Collateral or otherwise, and excluding only interest for any period prior to LC Issuer's demand that such Lender make such payment of its Revolving Credit Percentage Share), LC Issuer will distribute to such Lender its Revolving Credit Percentage Share of the amounts so received by LC Issuer; provided, however, that if any such payment received by LC Issuer must thereafter be returned by LC Issuer, such Lender shall return to LC Issuer the portion thereof which LC Issuer has previously distributed to it.

         (e) Calculations. A written advice setting forth in reasonable detail the amounts owing under this section, submitted by LC Issuer to Borrower or any Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

         Section 2.15. Letter of Credit Fees. In consideration of LC Issuer's issuance of any Letter of Credit, Borrower agrees to pay (a) to Agent, for the account of all Lenders in accordance with their respective Revolving Credit Percentage Shares, a letter of credit issuance fee at a rate equal to two percent (2.0%) per annum, and (b) to such LC Issuer for its own account, a letter of credit fronting fee at a rate equal to one-quarter of one percent (.25%) per annum. Each such fee will be calculated based on the face amount of all Letters of Credit outstanding on each day at the above applicable rate and will be payable quarterly in arrears. In addition, Borrower will pay to LC Issuer administrative, issuance, amendment or extension fees for each Letter of Credit and an administrative drawing fee upon any drawing under a Letter of Credit in accordance with such LC Issuer's standard schedule of fees in effect from time to time.

         Section 2.16. No Duty to Inquire.

         (a) Drafts and Demands. LC Issuer is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance or payment or thereafter. LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Borrower releases each Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the subject matter of this section, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

         (b) Extension of Maturity. If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of any Restricted Person, or if the amount of any Letter of Credit is increased at the request of any Restricted Person, this Agreement shall be binding upon all Restricted Persons with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer, LC Issuer's correspondents, or any Lender Party in accordance with such extension, increase or other modification.

         (c) Transferees of Letters of Credit. If any Letter of Credit provides that it is transferable, LC Issuer shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and Borrower releases each Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the foregoing, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

         Section 2.17.     LC Collateral.

         (a) LC Obligations in Excess of Borrowing Base. If, after the making of all mandatory prepayments required under Section 2.8 or 2.11, the outstanding LC Obligations will exceed the Borrowing Base, then in addition to prepayment of the entire principal balance of the Loans Borrower will immediately pay to LC Issuer an amount equal to such excess. LC Issuer will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called "LC Collateral") and the other Obligations, and such collateral may be applied from time to time to any Matured LC Obligations or other Obligations which are due and payable. Neither this subsection nor the following subsection shall, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any Letter of Credit, LC Collateral or LC Obligation, including any LC Application, or any rights which any Lender Party may have to otherwise apply any payments by Borrower and any LC Collateral under Section 3.1.

         (b) Acceleration of LC Obligations. If the Obligations or any part thereof become immediately due and payable pursuant to Section 8.1 then, unless Majority Lenders otherwise specifically elect to the contrary (which election may thereafter be retracted by Majority Lenders at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to LC Issuer immediately an amount equal to the aggregate LC Obligations which are then outstanding.

         (c) Investment of LC Collateral. Pending application thereof, all LC Collateral shall be invested by LC Issuer in such Cash Equivalents as LC Issuer may choose in its sole discretion. All interest on (and other proceeds of) such Investments shall be reinvested or applied to Matured LC Obligations or other Obligations which are due and payable. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, LC Issuer shall release any remaining LC Collateral. Borrower hereby assigns and grants to LC Issuer a continuing security interest in all LC Collateral paid by it to LC Issuer, all Investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, each Note, and the other Loan Documents, and Borrower agrees that such LC Collateral, Investments and proceeds shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of New York with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

         (d) Payment of LC Collateral. When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, LC Issuer may without notice to Borrower or any other Restricted Person provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with LC Issuer, or otherwise) using any available funds of Borrower or any other Person also liable to make such payments. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and LC Issuer is hereby authorized to exercise its respective rights under each Security Document to obtain such amounts.

         Section 2.18. Reorganization Plan.

         (a) Capitalized terms used in this Section and not otherwise defined in this Agreement shall have the meanings given them in the Reorganization Plan. In order to provide for an Effective Date prior to the consummation of the Required Preferred Stock Issuance, but without waiving provisions of Section 8.1(m):

                  (i) Pursuant to Section 1.117 of the Reorganization Plan, each Lender hereby consents to a Subscription Rights Election Deadline of March 10, 2000, or such later date designated by Borrower which is on or prior to May 2, 2000.

                  (ii) Pursuant to Sections 8.2 and 9.1 of the Reorganization Plan, each Lender hereby consents to the issuance of the Subscription Rights to Persons entitled thereto on or as soon as practicable after the Effective Date.

                  (iii) Pursuant to Section 9.1 of the Reorganization Plan, each Lender hereby consents to the entering into of the Subscription Warrant Agreement with the Warrant Agent named therein on the date of the closing of the Rights Offering or the Commitment Agreement, which is the earliest practicable date after the Effective Date.

         (b) As of the Effective Date, Borrower and Lenders hereby agree that
(i) the principal amount of Existing Obligations shall be deemed the Term Loans to the extent of the principal amount of $70,000,000 and shall be the initial Revolving Credit Loans hereunder in the principal amount of the balance thereof after giving effect to the payments thereon made on the Effective Date, and (ii) all existing letters of credit issued and outstanding by the LC Issuer for the account of Borrower shall be outstanding under and payable pursuant to this Agreement.

         Section 2.19.     Required LC.

         (a) To the extent that a drawing is permitted under the terms of the Required LC, unless such drawing is waived by all Lenders Agent shall give such notice and submit such drawing as is contemplated by the Required LC in accordance with and in the amount contemplated by the terms thereof prior to the expiration of the Required LC Period. The proceeds of any drawing upon the Required LC shall be applied as a voluntary prepayment of the Revolving Credit Loans, without reducing the Revolving Credit Commitment.

         (b) Upon the consummation of the Required Preferred Stock Issuance (other than as a result of a drawing on the Required LC), and delivery to the Agent of the evidence of "Offering Proceeds Received" set forth in Annex 2 to the Required LC in the amount of $40,000,000, Agent shall return the Required LC to the account party named therein for cancellation.


                        ARTICLE III - Payments to Lenders

         Section 3.1. General Procedures. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Lender Party to whom such payment is owed, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Each such payment must be received by Agent not later than 12:00 noon, New York, New York time, on the date such payment becomes due and payable. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and each Lender Party shall apply all such money so distributed, as follows:

         (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.9 or 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

         (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

         (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

         (d) last, for the payment or prepayment of any other Obligations.

All payments applied to principal and interest on any Note shall be applied first to fees and expenses then due and payable, then to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections 2.7 and 2.8. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Agent pro rata to each Lender Party then owed Obligations described in such subsection in proportion to all amounts owed to all Lender Parties which are described in such subsection; provided that if any Lender then owes payments to LC Issuer for the purchase of a participation under Section 2.14(c) or to Agent under Section 9.9, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to LC Issuer, or Agent, respectively, to the extent of such unpaid payments, and Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

         Section 3.2. Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling any Lender Party, then, upon demand by such Lender Party, Borrower will pay to Agent for the benefit of such Lender Party, from time to time as specified by such Lender Party, such additional amount or amounts which such Lender Party shall determine to be appropriate to compensate such Lender Party or any corporation controlling such Lender Party in light of such circumstances, to the extent that such Lender Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender Party's Loans, Letters of Credit, participations in Letters of Credit or commitments under this Agreement.

         Section 3.3. Increased Cost of Eurodollar Loans or Letters of Credit. If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

         (a) shall change the basis of taxation of payments to any Lender Party of any principal, interest, or other amounts attributable to any Eurodollar Loan or Letter of Credit or otherwise due under this Agreement in respect of any Eurodollar Loan or Letter of Credit (other than taxes imposed on the overall net income of such Lender Party or any Applicable Lending Office of such Lender Party by any jurisdiction in which such Lender Party or any such Applicable Lending Office is located); or

         (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan or any Letter of Credit (excluding those for which such Lender Party is fully compensated pursuant to adjustments made in the definition of Eurodollar Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender Party; or

         (c) shall impose on any Lender Party or the interbank eurocurrency deposit market any other condition affecting any Eurodollar Loan or Letter of Credit, the result of which is to increase the cost to any Lender Party of funding or maintaining any Eurodollar Loan or of issuing any Letter of Credit or to reduce the amount of any sum receivable by any Lender Party in respect of any Eurodollar Loan or Letter of Credit by an amount deemed by such Lender Party to be material, then such Lender Party shall promptly notify Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Lender Party for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall pay such amount to Agent for the account of such Lender Party and (ii) Borrower may elect, by giving to Agent and such Lender Party not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loans into Base Rate Loans.

         Section 3.4. Availability. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender Party to fund or maintain Eurodollar Loans or to issue or participate in Letters of Credit, or shall materially restrict the authority of any Lender Party to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or
(b) any Lender Party determines that matching deposits appropriate to fund or maintain any Eurodollar Loan are not available to it, or (c) any Lender Party determines that the formula for calculating the Eurodollar Rate does not fairly reflect the cost to such Lender Party of making or maintaining loans based on such rate, then, upon notice by such Lender Party to Borrower and Agent, Borrower's right to elect Eurodollar Loans from such Lender Party (or, if applicable, to obtain Letters of Credit) shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Loans of such Lender Party which are then outstanding or are then the subject of any Borrowing Notice and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, Base Rate Loans of such Lender Party. Borrower agrees to indemnify each Lender Party and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration.

         Section 3.5. Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify each Lender Party against, and reimburse each Lender Party on demand for, any loss or expense incurred or sustained by such Lender Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender Party to fund or maintain Eurodollar Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Restricted Person, or (d) any Conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Loan into a Base Rate Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends including, but not limited to Conversion pursuant to Section 2.4.

         Section 3.6. Reimbursable Taxes. Borrower covenants and agrees that:

         (a) Borrower will indemnify each Lender Party against and reimburse each Lender Party for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Eurodollar Loans or Letters of Credit (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Agent or such Lender Party or any Applicable Lending Office of such Lender Party by any jurisdiction in which such Lender Party or any such Applicable Lending Office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any additional such Reimbursable Taxes imposed on the amounts paid as indemnity.

         (b) All payments on account of the principal of, and interest on, each Lender Party's Loans and Note, and all other amounts payable by Borrower to any Lender Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by Law to make any such deduction or withholding from any payment to any Lender Party, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Lender Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to such Lender Party an official receipt or other official document evidencing payment of such deduction or withholding.

         (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Eurodollar Loan, Borrower may elect, by giving to Agent and such Lender Party not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loan into a Base Rate Loan, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

         (d) Notwithstanding the foregoing provisions of this section, Borrower shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America (other than any portion thereof attributable to a change in federal income tax Laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of any Lender Party, other than a Lender Party (i) who is a U.S. person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with Agent (with copies provided to Borrower) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if Borrower shall so deduct or withhold any such taxes, it shall provide a statement to Agent and such Lender Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender Party may reasonably request for assisting such Lender Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender Party is subject to tax. As used in this section, "Prescribed Forms" means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (x) an income tax treaty between the United States and the country of residence of the Lender Party providing the forms or statements, (y) the Internal Revenue Code, or (z) any applicable rules or regulations thereunder, permit Borrower to make payments hereunder for the account of such Lender Party free of such deduction or withholding of income or similar taxes.

         Section 3.7. Change of Applicable Lending Office. Each Lender Party agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.2 through 3.6 with respect to such Lender Party, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender Party) to designate another Applicable Lending Office, provided that such designation is made on such terms that such Lender Party and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section shall affect or postpone any of the obligations of Borrower or the rights of any Lender Party provided in Sections 3.2 through 3.6.

         Section 3.8. Replacement of Lenders. If any Lender Party seeks reimbursement for increased costs under Sections 3.2 through 3.6, then within ninety days thereafter -- provided no Event of Default then exists -- Borrower shall have the right (unless such Lender Party withdraws its request for additional compensation) to replace such Lender Party by requiring such Lender Party to assign its Loans and Notes and its commitments hereunder to an Eligible Transferee reasonably acceptable to Agent and to Borrower, provided that: (a) all Obligations of Borrower owing to such Lender Party being replaced (including such increased costs, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Lender Party concurrently with such assignment, and (b) the replacement Eligible Transferee shall purchase the Note being assigned by paying to such Lender Party at a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment Borrower, Agent, such Lender Party and the replacement Eligible Transferee shall otherwise comply with Section 10.5. Notwithstanding the foregoing rights of Borrower under this section, however, Borrower may not replace any Lender Party which seeks reimbursement for increased costs under
Section 3.2 through 3.6 unless Borrower is at the same time replacing all Lender Parties which are then seeking such compensation.


                  ARTICLE IV - Conditions Precedent to Lending

         Section 4.1. Documents to be Delivered. No Lender has any obligation to make its first Loan, and LC Issuer has no obligation to issue the first Letter of Credit, unless Agent shall have received all of the following, at Agent's office in New York, New York, duly executed and delivered and in form, substance and date satisfactory to Agent:

         (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

         (b) Each Note.

         (c) Each Security Document listed in the Security Schedule or required by Agent pursuant to 6.14.

         (d) Certain certificates of Borrower including:

                  (i) An "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of any bylaws of

         Borrower; and

                  (ii) A "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of Borrower, of even date with such Loan or such Letter of Credit, in which such officers certify to the satisfaction of the conditions set out in Subsections
         (a), (b), (c) and (d) of Section 4.3.

         (e) certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

         (f) Documents similar to those specified in subsections (d)(i) and (e) of this section with respect to each Guarantor and the execution by it of its guaranty of Borrower's Obligations.

         (g) A favorable opinion of Andrews & Kurth, L.L.P., counsel for Restricted Persons, substantially in the form set forth in Exhibit E, a favorable opinion of Opinion of Liskow & Lewis, special Louisiana counsel for Lenders, a favorable opinion of Brown, Drew, Massey, & Sullivan, special Wyoming counsel for Lenders, a favorable opinion of Kimball, Parr, Waddoups, Brown & Gee, special Utah counsel for Lenders, a favorable opinion of Hinkle, Cox, Eaton, Coffield & Hensley, special New Mexico counsel for Lenders, and a favorable opinion of Guess & Rudd, special Alaskan counsel for Restricted Persons.

         (h) The Initial Financial Statements.

         (i) Certificates or binders evidencing Restricted Persons' insurance in effect on the date hereof.

         (j) Initial Engineering Reports.

         (k) Evidence of the commitment, facility, agency and other fees required to be paid to any Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into.

         (l) Revolving Credit Lenders shall have received their pro-rata share of a cash payment in the aggregate amount of $40,000,000 in partial payment of the Existing Obligations.

         (m) The Lenders shall have received (a) interest (at the non-default rate) and fees which are due and owing to them, including, without limitation, interest and fees which have accrued since the date of filing of the bankruptcy petition by the Borrower and (b) payment of all costs, expenses, or disbursements incurred by each Lender since such date in connection with the outstanding Existing Obligations, the bankruptcy of Borrower, and the Reorganization Plan, including, without limitation, reasonable fees of attorneys, accountants, experts and advisors.

         (n) Evidence showing that the use of the proceeds is as described under
Section 2.5, which evidence shall be in form and substance satisfactory to the Lenders.

         Section 4.2. Approval and Closing of Reorganization and Additional Conditions Precedent to Effectiveness. This Agreement shall not become effective until:

         (a) Borrower shall have consummated each transaction contemplated as a condition to effectiveness of the Reorganization Plan, in form and substance satisfactory to Agent and each Reorganization Document has been approved by Agent.

         (b) A single letter of credit shall have been issued in favor of Agent, substantially in the form attached hereto as Exhibit H and by Bank of Tokyo Mitsubishi Trust Company, for the account of one or more of the Initial Purchasers party to the Commitment Agreement in the face amount of $40,000,000 (the "Required LC"), providing for an unconditional right to draw upon such letter of credit at any time during the period from and after the Effective Date until and including June 2, 2000 (such period is herein referred to as the "Required LC Period") in the event that the Required Preferred Stock Issuance does not occur before May 2, 2000.

Borrower, for itself and on behalf of any other Restricted Person, hereby acknowledges and agrees that (i) the consummation of the transactions contemplated under this Agreement and the Reorganization Documents are intended to be simultaneous for all intents and purposes, and (ii) each Restricted Person shall be deemed to have executed and delivered each Loan Document as set forth in Section 4.1 above, including without limitation each Security Document, immediately prior to or simultaneously with the making of the Loans hereunder.

         Section 4.3. Additional Conditions Precedent. No Lender has any obligation to make any Loan (including its first), and LC Issuer has no obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied unless waived by each Revolving Credit Lender (or all Lenders in the case of the first Loan):

         (a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit.

         (b) No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit.

         (c) No Material Adverse Change shall have occurred since the date of the Initial Financial Statements.

         (d) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or the date of issuance of such Letter of Credit.

         (e) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender or any LC Issuer to any penalty or other onerous condition under or pursuant to any such Law.

         (f) Agent shall have received all documents and instruments which Agent has then reasonably requested, in addition to those described in Section 4.1 (including opinions of legal counsel for Restricted Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be reasonably satisfactory to Agent in form, substance and date.

         (g) In the case of any Loan advanced in connection with any acquisition involving an amount in excess of $10,000,000, Borrower shall have complied with the provisions of Section 6.14 with respect to such acquisition contemporaneously with the funding of such Loan.


                   ARTICLE V - Representations and Warranties

         To confirm each Lender's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Lender that:

         Section 5.1. No Default. No event has occurred and is continuing which constitutes a Default.

         Section 5.2. Organization and Good Standing. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to do so could not cause a Material Adverse Change. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable, except where the failure to do so could not cause a Material Adverse Change.

         Section 5.3. Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

         Section 5.4. No Conflicts or Consents. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of any Restricted Person, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, (b) result in the acceleration of any Indebtedness owed by any Restricted Person, or (c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

         Section 5.5. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

         Section 5.6. Initial Financial Statements. Borrower has heretofore delivered to Agent for distribution to each Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the respective periods thereof after giving effect to the Reorganization and the other adjustments which are fully reflected in the footnotes to the Initial Financial Statements. Since the date of the annual Initial Financial Statements no Material Adverse Change has occurred, except as reflected in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP (except to the extent that such matters not properly contained in footnotes to the Initial Financial Statements are adequately disclosed in the Disclosure Schedule or otherwise disclosed in writing to Lenders).

         Section 5.7. Other Obligations and Restrictions. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

         Section 5.8. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed in the Final Disclosure Statement which could cause a Material Adverse Change. There are no statements or conclusions in any Engineering Report which are based upon or include misleading materially information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to Agent for distribution to each Lender true, correct and complete copies of the Initial Engineering Report.

         Section 5.9. Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report: (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which could cause a Material Adverse Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person's stockholders, partners, directors or officers which could cause a Material Adverse Change.

         Section 5.10. Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

         Section 5.11. ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (a) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (b) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

         Section 5.12. Environmental and Other Laws. As used in this section:
"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List of the Environmental Protection Agency, and "Release" has the meaning given such term in 42 U.S.C.ss.9601(22). Except as set forth in the Disclosure Schedule or a Disclosure Report:

         (a) Restricted Persons are conducting their businesses in compliance with all applicable Laws, including Environmental Laws, and have all permits, licenses and authorizations required in connection with the conduct of their businesses, except to the extent failure to have any such permit, license or authorization could not cause a Material Adverse Change. Each Restricted Person is in compliance in all material respects with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply could not cause a Material Adverse Change.

         (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and to the best of Borrower's knowledge no investigation or review is pending or threatened by any Tribunal or any other Person with respect to (i) any alleged material generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials, either by any Restricted Person or on any property owned by any Restricted Person, (ii) any material remedial action which might be needed to respond to any such alleged generation, treatment, storage, recycling, transportation, disposal, or Release, or (iii) any alleged material failure by any Restricted Person to have any permit, license or authorization required in connection with the conduct of its business or with respect to any such generation, treatment, storage, recycling, transportation, disposal, or Release.

         (c) No Restricted Person otherwise has any known material contingent liability in connection with any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials.

         (d) To the best of Restricted Persons' knowledge after reasonably prudent inquiry, no Restricted Person has handled any Hazardous Materials, other than as a generator, on any properties now or previously owned or leased by any Restricted Person to an extent that such handling has caused, or could cause, a Material Adverse Change; and to the best of Restricted Persons' knowledge after reasonably prudent inquiry:

                  (i) no PCBs are or have been present at any properties now or previously owned or leased by any Restricted Person to an extent that such presence has caused, or could cause, a Material Adverse Change;

                  (ii) no asbestos is or has been present at any properties now or previously owned or leased by any Restricted Person to an extent that such presence has caused, or could cause, a Material Adverse Change;

                  (iii) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any properties now or previously owned or leased by any Restricted Person;

                  (iv) no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any properties now or previously owned or leased by any Restricted Person to an extent that such presence has caused, or could cause, a Material Adverse Change;

                  (v) no Hazardous Materials have been otherwise Released at, on or under any properties now or previously owned or leased by any Restricted Person to an extent that such release has caused, or could cause, a Material Adverse Change.

         (e) No Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS, or listed on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA to an extent that such transportation or arrangement has caused, or could cause, a Material Adverse Change.

         (f) No Hazardous Material generated by any Restricted Person has been recycled, treated, stored, disposed of or released by any Restricted Person at any location other than those listed in Disclosure Schedule to an extent that such recycling treatment, storage, disposal or release has caused, or could cause, a Material Adverse Change.

         (g) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of any Restricted Person (and to the best knowledge of Borrower, no such notification has been filed with respect to any Restricted Person by any other Person), and no property now or previously owned or leased by any Restricted Person is listed or proposed for listing on the National Priority list promulgated pursuant to CERCLA, in CERCLIS, or on any similar state list of sites requiring investigation or clean-up to an extent that such filing or listing has caused, or could cause, a Material Adverse Change.

         (h) There are no Liens arising under or pursuant to any Environmental Laws on any of the real properties or properties owned or leased by any Restricted Person, and no government actions have been taken or are in process which could subject any of such properties to such Liens; nor would any Restricted Person be required to place any notice or restriction relating to the presence of Hazardous Materials at any properties owned by it in any deed to such properties to an extent that such Liens, actions, notices, or restrictions have caused, or could cause, a Material Adverse Change.

         (i) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of any Restricted Person in relation to any properties or facility now or previously owned or leased by any Restricted Person which have not been made available to Agent to an extent that such investigations, studies, audits, tests, reviews or other analyses have caused, or could cause, a Material Adverse Change.

         Section 5.13. Names and Places of Business. No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out on the signature pages hereto. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business.

         Section 5.14. Borrower's Subsidiaries. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report and associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

         Section 5.15. Title to Properties, Licenses. Each Restricted Person has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Restricted Person's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. Other than Permitted Liens, each Restricted Person will respectively own in the aggregate, in all material respects, the net interests in production attributable to the wells and units evaluated in the Initial Reserve Reports. The ownership of such Properties shall not in the aggregate in any material respect obligate such Restricted Person to bear the costs and expenses relating to the maintenance, development and operations of such Properties in an amount materially in excess of the working interest of such Properties set forth in the Initial Engineering Reports. Each Restricted Person has paid all royalties payable under the oil and gas leases to which it is operator, except those contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith by appropriate proceedings. Upon delivery of each Engineering Report furnished to Lenders pursuant to Section 6.2(h), the statements made in the preceding sentences of this section shall be true with respect to such Engineering Reports. All information contained in the Initial Engineering Reports is true and correct in all material respects as of the date thereof and as of the date of the first Loan hereunder. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property, except where the failure to do so would not cause a Material Adverse Change.

         Section 5.16. Government Regulation. Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         Section 5.17. Insider. No Restricted Person, nor, to its knowledge, any Person having "control" (as that term is defined in 12 U.S.C. ss. 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. ss. 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.

         Section 5.18. Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby, and the Reorganization Plan becoming effective, Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws).

         Section 5.19. Officers, Directors and Shareholders. The officers and directors of Borrower are those persons disclosed in the Final Disclosure Statement.

         Section 5.20. Immaterial Subsidiaries. No Immaterial Subsidiary has any assets, other than assets which do not exceed $50,000 in the aggregate with respect to any single Immaterial Subsidiary (other than the tax refund claim of Edisto Canada Inc. in the amount of approximately

$150,000). No Immaterial Subsidiary has had revenues or conducted operations in any calendar month from and after December 31, 1999. From and after December 31, 1999, Borrower has not permitted any Restricted Person to engage in any transaction with, transfer any asset to, or otherwise conduct any business with, any Immaterial Subsidiary.

                 ARTICLE VI - Affirmative Covenants of Borrower

         To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         Section 6.1. Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition in any Loan Document.

         Section 6.2. Books, Financial Statements and Reports. Each Restricted Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Lender Party at Borrower's expense:

         (a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by independent certified public accountants selected by Borrower and reasonably acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety
(90) days after the end of each Fiscal Year Borrower will furnish a report signed by such accountants (i) stating that they have read this Agreement, (ii) containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Sections 7.11 through 7.14, and (iii) further stating that in making their examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

         (b) As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, Borrower's Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.11 through 7.14 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

         (c) As soon as available, and in any event within forty-five (45) days after the end of each calendar month, Borrower's Consolidated and consolidating balance sheet as of the end of such calendar month and Consolidated and consolidating statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such calendar month, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments with management discussion and analysis. Borrower will furnish a monthly reconciliation of actual drilling costs and results compared against projected drilling costs and results and a year-to-date reconciliation of actual drilling costs and results compared against projected drilling costs and results with the financial statements furnished under this section. Borrower will also furnish a monthly reconciliation of the information contained in the financial statements furnished under this section compared against the monthly projections and budgets furnished pursuant to Section 6.2(e) and a year-to- date reconciliation of information contained in the financial statements furnished under this section compared against year-to-date projections and budgets furnished pursuant to Section 6.2(e). In addition, Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal quarter-end and year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such calendar month with the requirements of Sections 7.11 through 7.14 and stating that no Default exists at the end of such calendar month or at the time of such certificate or specifying the nature and period of existence of any such Default. All of the foregoing information shall be in form and scope reasonably satisfactory to Majority Lenders.

         (d) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the Securities and Exchange Commission or any


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
similar governmental authority.

         (e) As soon as available, and in any event within sixty (60) days after the end of each Fiscal Year, a business and financial plan for Borrower (in form reasonably satisfactory to Agent), prepared by a senior financial officer thereof, setting forth for the next fiscal year, monthly financial projections and budgets for Borrower, and thereafter annual financial projections and budgets during the Revolving Credit Commitment Period. In addition Borrower will, together with such business and financial plan furnish a drilling program plan setting forth for the next Fiscal Year monthly drilling projections, in form, scope and detail satisfactory to Agent.

         (f) As soon as available, and in any event within thirty (30) days after the end of each Fiscal Year, Borrower shall deliver to Agent an environmental compliance certificate signed by the president or chief executive officer of Borrower in the form attached hereto as Exhibit G. Further, if requested by Agent, Borrower shall permit and cooperate with an environmental and safety review made in connection with the operations of Borrower's oil and gas properties one time during each Fiscal Year beginning with the Fiscal Year 1999, by Pilko & Associates, Inc. or other consultants selected by Agent which review shall, if requested by Agent, be arranged and supervised by advisors to Agent, all at Borrower's cost and expense. The consultant shall render a verbal or written report, as specified by Agent, based upon such review at Borrower's cost and expense with such report rendered by September 30, 2000.

         (g) Concurrently with the annual renewal of Borrower's insurance policies, Borrower shall, if requested by Agent in writing, cause a certificate or report to be issued by Agent's professional insurance consultants or other insurance consultants satisfactory to Agent certifying that Borrower's insurance for the next succeeding year after such renewal (or for such longer period for which such insurance is in effect) complies with the provisions of this Agreement and the Security Documents.

         (h) By each Evaluation Date (other than the regular September 1 Evaluation Date) an Engineering Report prepared by petroleum engineers who are employees of Borrower and audited by the Independent Petroleum Engineers, concerning all oil and gas properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall reflect reserve information as of a date no earlier than 60 days prior to the date of such report. This report shall be satisfactory to Agent, shall contain sufficient information to enable Borrower to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the Securities and Exchange Commission, shall take into account any "over-produced" status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.


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

         (i) By the September 1 Evaluation Date, an Engineering Report prepared as of the preceding July 1 by petroleum engineers who are employees of Borrower together with an accompanying report on property sales, property purchases and changes in categories, both in the same form and scope as the reports in (h) above.

         (j) By January 15 and July 15 of each year, all production data, well logs, core samples and other data that the Lenders' Independent Engineer may request regarding any oil and gas property which will be evaluated in the Engineering Report for the next Evaluation Date but which was not evaluated in the Engineering Report for the immediately preceding Evaluation Date.

         (k) As soon as available, and in any event within thirty (30) days after the end of each month, a report describing by region the gross volume of production and sales attributable to production during such month from the properties described in subsections (h) and (i) above and describing the related severance taxes, other taxes, and leasehold operating expenses and capital costs attributable thereto and incurred during such month.

         (l) As soon as available, and in any event within forty-five days after the end of each June and December, a list, by name and address, of those Persons who have purchased production during such 6-month period from the Mortgaged Properties, giving each such purchaser's owner number for Borrower and each other grantor of a Lien on Mortgaged Properties and each such purchaser's property number for each such Mortgaged Property.

         (m) Within 30 days after the Effective Date and thereafter within 5 days after any request by Agent, a report in form and detail satisfactory to Agent with respect to all claims payable under the Reorganization Plan setting forth (i) all payments made on such claims, (ii) all releases of Liens received with respect to such claims, and (iii) the status of each unpaid claim (including, without limitation, whether any such claim is stipulated or contested and whether any such claim will be paid in a lump sum or in installments).

         Section 6.3. Other Information and Inspections. Each Restricted Person will furnish to each Lender any information which Agent may from time to time reasonably request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Restricted Persons' businesses and operations. Each Restricted Person will permit representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

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

         Section 6.4. Notice of Material Events and Change of Address. Borrower will promptly notify each Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

         (a) occurrence of any Material Adverse Change,

         (b) the occurrence of any Default of which Borrower has knowledge,

         (c) the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

         (d) the occurrence of any Termination Event,

         (e) any claim of $1,000,000 or more (in the aggregate with other claims pending), any notice of potential liability under any Environmental Laws which might exceed such amount, or any other claim of $1,000,000 or more (in the aggregate with other such liabilities and claims pending) asserted against any Restricted Person or with respect to any Restricted Person's properties, and

         (f) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

         Section 6.5. Maintenance of Properties. Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance in all material respects with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

         Section 6.6. Maintenance of Existence and Qualifications. Each Restricted Person (other than an Immaterial Subsidiary) will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions


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

where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

         Section 6.7. Payment of Trade Liabilities, Taxes, etc. Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within one hundred twenty (120) days after the incurrence thereof same becomes due pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings, provided that such contest does not induce any danger of sale, forfeiture, or loss, and has set aside on its books adequate reserves in accordance with GAAP.

         Section 6.8. Insurance. Each Restricted Person shall at all times maintain insurance for its property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers. Borrower will maintain the additional insurance coverage as described in the respective Security Documents. Upon demand by Agent any insurance policies covering Collateral shall be endorsed (a) to provide for payment of losses to Agent as its interests may appear, (b) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without 30 days prior notice to Agent, (c) to provide for any other matters specified in any applicable Security Document or which Agent may reasonably require; and (d) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. Each Restricted Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, each Restricted Person shall at all time maintain liability insurance in accordance with Insurance Schedule.

         Section 6.9. Performance on Borrower's Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent may upon five (5) days prior written notice to Borrower pay the same; provided, however, that if Borrower is contesting any such amount in accordance with the terms of the Loan Documents and gives Agent written notice thereof at least one (1) day prior to the date contained in Agent's notice to Borrower on which Agent intends to pay such amount, Agent will refrain from making such payment for so long as Borrower is contesting such amount in accordance with the terms of the Loan Documents. If any Restricted Person fails to pay any insurance premiums it is required to pay under any Loan Document, Agent may pay the same. Notwithstanding the foregoing, Agent may pay any taxes, expenses, attorneys' fees, premiums or other amounts required to be paid by any Restricted Person under any Loan


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

Document to prevent the attachment of any lien on any of such Restricted Person's assets. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

         Section 6.10. Interest. Borrower hereby promises to each Lender Party to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender) which Borrower has in this Agreement promised to pay to such Lender Party and which are not paid when due or within the applicable period of grace, if any. Such interest shall accrue from the date such Obligations become due until they are paid.

         Section 6.11. Compliance with Agreements and Law. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Restricted Person will conduct its business and affairs in compliance in all material respects with all Laws applicable thereto. Borrower will timely pay all claims provided to be paid under the Reorganization Documents in accordance with the Reorganization Documents. With respect to all claims set forth in the Reorganization Plan that are secured by a Lien (other than Liens in respect of assumed executory contracts and unexpired leases as those terms are defined in the Bankruptcy Code), Borrower shall obtain a valid release of each such Lien with respect to each such claim in a form approved by Agent contemporaneously with any payment of each such claim; provided, however, that with respect to claims for which the claimant thereof has elected to receive payments in installments pursuant to the Reorganization Plan, Borrower shall obtain such release contemporaneously with the payment of the final installment with respect to such claim. Borrower shall promptly record all such Lien releases received and provide evidence to Agent with respect to the recordation thereof. Borrower will, and will cause each Restricted Person to, comply with all provisions of each Reorganization Document.

         Section 6.12. Environmental Matters; Environmental Reviews.

         (a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect except to an extent that the failure to do so would not cause a Material Adverse Change.

         (b) will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice which involve or could reasonably be expected to involve asserted damages in excess of $1,000,000 (in the aggregate with other such notices regarding matters pending), pending or threatened against Borrower, by any governmental authority with respect to


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

any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

         (c) Borrower will promptly furnish to Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

         (d) Borrower will comply with any recommendations made to Borrower pursuant to the report rendered pursuant to Section 6.2(f) in a manner consistent with a reasonable and prudent operator.

         Section 6.13. Evidence of Compliance. Each Restricted Person will furnish to each Lender at such Restricted Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

         Section 6.14. Agreement to Deliver Security Documents. Borrower agrees to deliver and to cause each other Restricted Person to deliver, to further secure the Obligations whenever requested by Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by any Restricted Person. Without limiting the foregoing, each Restricted Person shall deliver such Security Documents (i) immediately upon consummation of an acquisition of assets involving an amount in excess of $10,000,000 by such Restricted Person, covering such assets, (ii) within 30 days after consummation of any other acquisition of assets by such Restricted Person, covering such assets and (iii) within 30 days after the end of any Fiscal Quarter in which such Restricted Person has completed any wells, covering the properties related thereto (to the extent not theretofore covered by Security Documents). Borrower also agrees to deliver, upon the request by Agent, whenever Agent reasonably determines that a question exists with respect to the ownership of or title to such properties or interests favorable title opinions from legal counsel acceptable to Agent with respect to any Restricted Person's properties and interests designated by Agent, based upon abstract or record examinations to dates acceptable to Agent and (a) stating that such Restricted Person has good and defensible title to such properties and interests, free and clear of all Liens other than Permitted Liens, (b) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other


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

matters as Agent may request. Without limiting the foregoing, Borrower further agrees to deliver to Agent within 30 days after the Effective Date, title opinions complying with the foregoing requirements and in form, substance, and authorship acceptable to Agent with respect to the oil and gas properties referred to on Schedule 7. Agent is hereby authorized to release any and all Liens pursuant to the Security Documents upon an asset which is sold by Borrower as permitted under Section 7.5 or otherwise consented to by Majority Lenders; provided, that Borrower shall have made any required payments pursuant to
Section 2.8 of this Agreement.

         Section 6.15. Perfection and Protection of Security Interests and Liens. Within 30 days of a written request by Agent, Borrower will from time to time deliver, and will cause each other Restricted Person from time to time to deliver, to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Restricted Persons in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         Section 6.16. Bank Accounts; Offset. To secure the repayment of the Obligations Borrower hereby grants to each Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower whether or not with any Lender, and (c) any other credits and claims of Borrower at any time existing against any Lender, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each Lender is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

         Section 6.17. Guaranties of Borrower's Subsidiaries. Each Subsidiary of Borrower (other than an Immaterial Subsidiary) now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Agent, execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Agent in form and substance. Each Subsidiary of Borrower existing on the date hereof (other than an Immaterial Subsidiary) shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder. Borrower will cause each of such Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.


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

         Section 6.18. Production Proceeds. Notwithstanding that, by the terms of the various Security Documents, Restricted Persons are and will be assigning to Agent and Lenders all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Event of Default has occurred Restricted Persons may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of an Event of Default, Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by Restricted Persons or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Agent or Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Production Proceeds by Agent or Lenders to Restricted Persons constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Agent or Lenders to collect other Production Proceeds thereafter.

                  ARTICLE VII - Negative Covenants of Borrower

         To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

         (a) the Obligations;

         (b) any guaranty by a Restricted Person of Indebtedness of Borrower or Indebtedness on which Borrower is the primary obligor;

         (c) obligations under operating leases entered into in the ordinary course of such Restricted Person's business in arm's length transactions at competitive market rates under competitive terms and conditions in all respects;

         (d) unsecured Indebtedness among Borrower and the Guarantors arising in the ordinary course of business;

         (e) Indebtedness arising under Hedging Contracts permitted under 7.3;

         (f) Approved Debt (excluding any renewals or extensions thereof); and

         (g) Permitted Subordinated Indebtedness.

         Section 7.2. Limitation on Liens. Except for Permitted Liens, no Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires.

         Section 7.3. Hedging Contracts. No Restricted Person will be a party to or in any manner be liable on any Hedging Contract, except:

         (a) contracts entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by Restricted Persons, provided that at all times: (i) no such contract fixes a price for a term of more than twenty-four (24) months; (ii) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month does not in the aggregate exceed seventy-five percent (75%) of Restricted Persons' aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of Restricted Persons' businesses for such month, (iii) no such contract requires any Restricted Person to put up money, assets, letters of credit or other security against the event of its nonperformance prior to actual default by such Restricted Person in performing its obligations thereunder other than deposits made by Borrower to satisfy minimum margin requirements in an aggregate amount not to exceed $15,000,000 outstanding at any time, and (iv) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency, and (v) promptly after entering into such contract, if requested by Agent, but in any event on a monthly basis, Borrower gives notice of such fact to Agent and all Lenders. As used in this subsection, the term "Projected Oil and Gas Production" means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves, as such production is projected in the most recent report delivered pursuant to Section 6.2(h) or (i), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of such Section 6.2(h) or (i) above and otherwise are satisfactory to Agent. Notwithstanding the foregoing, in the event that the aggregate monthly production covered by all contracts entered into with the purpose and effect of fixing prices on oil and/or gas expected to be produced by Restricted Persons (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for a period of six consecutive months equals, in the aggregate for such six month period, seventy-five percent (75%) of the Restricted Persons' aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of Restricted Persons' businesses during such six month period, Borrower will notify agent and each Lender in writing of such fact at least fifteen (15) days prior to the beginning of such six month period; and

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         (b) upon prior written notice to Agent and Lenders, contracts entered into by a Restricted Person with the purpose and effect of fixing interest rates on a principal amount of Indebtedness of such Restricted Person that is accruing interest at a variable rate, provided that (i) the aggregate notional amount of such contracts never exceeds seventy-five percent (75%) of the anticipated outstanding principal balance of the Indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding Indebtedness to be hedged by such contract and (iii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency.

         Section 7.4. Limitation on Mergers, Issuances of Securities. No Restricted Person will merge or consolidate with or into any other Person except that (a) any Immaterial Subsidiary may be merged or consolidated with any other Immaterial Subsidiary and (b) any Subsidiary of Borrower may be merged into or consolidated with (i) another Subsidiary of Borrower, so long as a Guarantor is the surviving business entity, or (ii) Borrower, so long as Borrower is the surviving business entity. No Restricted Person will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities other than common stock of Borrower or Preferred Stock. Such Preferred Stock will pay no dividends in cash or property and not be subject to redemption under any event or circumstance, in either event for a period extending 6 months following the Maturity Date. No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

         Section 7.5. Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein, or discount, sell, pledge or assign any notes payable to it, accounts receivable or future income, except:

         (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

         (b) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms;

         (c) capital stock of any of Borrower's Subsidiaries which is transferred to Borrower; and

         (d) oil and gas properties which are sold for cash for fair consideration during the term of this Agreement not in excess of $3,000,000 in the case of any individual sale nor in excess of $15,000,000 in the aggregate with respect to all such sales after Effective Date.


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         Section 7.6. Limitation on Dividends and Redemptions and Debt. No
Restricted Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, nor will any Restricted Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Restricted Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Restricted Person, except that Restricted Persons may make dividends in the form of Preferred Stock. In no event shall a Restricted Person make a cash dividend payment in respect of the Preferred Stock. Such dividends, distributions, contributions, purchases, redemptions, acquisitions, retirements or reductions may be made by a Restricted Person (a) without limitation to Borrower; and (b) to Guarantors which are Subsidiaries of Borrower, to the extent permitted under the investment restrictions of Section 7.7. No Restricted Person shall make a prepayment of any Indebtedness except for prepayments of Approved Debt.

         Section 7.7. Limitation on Investments and New Businesses. No Restricted Person will (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (c) make any acquisitions of or capital contributions to or other Investments in any Person, other than Permitted Investments or Permitted Stock Acquisitions, or (d) make any significant acquisitions or Investments in any properties other than oil and gas properties.

         Section 7.8. Limitation on Credit Extensions. Except for Permitted Investments, no Restricted Person will extend credit, make advances or make loans other than (a) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (b) loans to Borrower or to any Guarantor.

         Section 7.9. Transactions with Affiliates. Neither Borrower nor any of its Subsidiaries nor any Guarantor will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's length dealings with Persons other than such Affiliates except for material transactions among Restricted Persons.

         Section 7.10. Prohibited Contracts. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (a) pay dividends or make other distributions to Borrower, (b) to redeem equity interests held in it by Borrower, (c) to repay loans and other indebtedness owing by it to Borrower, or (d) to transfer any of its assets to Borrower. No Restricted Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or


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furnished to it. No Restricted Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Agent or any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in
Section 4001 of ERISA. No Restricted Person will create or allow to exist any ERISA Plan other than those existing on the date hereof.

         Section 7.11. Current Ratio. The ratio of Borrower's Consolidated Current Assets to Borrower's Consolidated Current Liabilities will never be less than 1.0 to 1.0.

         Section 7.12. Fixed Charge Coverage Ratio. The ratio of Borrower's Consolidated Cash Flow for any Fiscal Quarter to Borrower's Consolidated Fixed Charges for such Fiscal Quarter will never be less than 1.5 to 1.0.

         Section 7.13. Interest Coverage. The ratio of Borrower's Consolidated Cash Flow for any Fiscal Quarter to Borrower's Consolidated Interest Expense for such Fiscal Quarter will never be less than 2.5 to 1.0.

         Section 7.14. Tangible Net Worth. The sum of (a) Borrower's Consolidated Tangible Net Worth plus (b) all non-cash charges attributable to any full cost accounting writedown of assets from and after the date of the Initial Financial Statements will never be less than the sum of (i) 90% of Consolidated Tangible Net Worth as reflected in the Initial Financial Statements plus (ii) 50% of Consolidated Net Income (if positive) for each Fiscal Quarter since the date of the Initial Financial Statements plus (iii) an amount equal to 50% of the net worth of any Person that becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Subsidiary of Borrower or substantially all of the assets of which are acquired by the Borrower or any Subsidiary of the Borrower to the extent the purchase price paid therefor is paid in equity securities of the Borrower or any Subsidiary of the Borrower plus
(iv) 50% of the net cash proceeds (but without duplication) of any offerings of capital stock or other equity interests of the Borrower or any of its Subsidiaries or pursuant to the conversion or exchange of any redeemable Preferred Stock into capital stock or other equity interests of the Borrower or any of its Subsidiaries since the date of the Initial Financial Statements.

         Section 7.15. Capital Expenditures. Borrower shall not, and shall not permit any Restricted Person to incur any Capital Expenditures in any of the six month periods beginning with March 1 or September 1 of each year (an "Incurrence Period") in excess of the Capital Expenditure Limit for the Applicable Measurement Period. The "Applicable Measurement Period" means the six month period beginning January 1 or July 1 immediately prior to the Incurrence Period. "Capital Expenditure Limit" means the sum of (but without duplication), with respect to a period, (i) eighty percent (80%) of Projected Excess Cash Flow for the Applicable Measurement Period, plus (ii) the amount by which Current Assets exceed Current Liabilities (or minus the amount by which Current Liabilities exceed Current Assets) on the first day of the Applicable Measurement Period, plus (iii) the 50% of the net cash proceeds received from the incurrence of Indebtedness or issuance of equity after the first day of such Applicable


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Measurement Period which is not required to be applied to the Loans pursuant to
Section 2.8(a) or (b), plus (iv) the net cash proceeds from the sale, transfer, conveyance or assignment of properties that, pursuant to Section 7.5(d) and
Section 2.8(c), are not required to be applied to the Loans minus (v) any uninvoiced Capital Expenditures incurred prior to the first day of the Applicable Measurement Period (to the extent not reflected in Current Liabilities). "Projected Excess Cash Flow" means for the Applicable Measurement Period, projected Consolidated Cash Flow minus projected Fixed Charges for such period, with such projections for revenue, taxes, lease operating expenses and other burdens to be based on the amounts reflected in the Engineering Report prepared as of the January 1 or July 1 on which such Applicable Measurement Period begins in respect of properties which are shown as proved developed producing properties in such report. Notwithstanding the foregoing, the Capital Expenditure Limit for the first Incurrence Period after the Effective Date will be established in a manner reasonably acceptable to Agent and Borrower, including, without limitation (i) using a different starting date for the Applicable Measurement Period to fall after the Effective Date, if appropriate,
(ii) taking into account the sources and uses of cash and the payments of claims in connection with the Reorganization, and (iii) not treating payments of claims which arose prior to the Effective Date (whether arising as operating expenses or as capital expenditures) as capital expenditures, whether paid on the Effective Date or from time to time thereafter; provided, however if such claims are to be paid from time to time after the Effective Date, such payments shall be treated as projected Fixed Charges in the period payable.

         Section 7.16. Immaterial Subsidiaries. No Restricted Person shall transfer any assets to, make any loan or commitment to, extend credit to, enter into any business or transaction with, incur any material obligation to, or make any investment in, any Immaterial Subsidiary. Borrower shall promptly dissolve each Immaterial Subsidiary, except (a) any Immaterial Subsidiary which has or may have Liabilities or (b) where the continued existence of such Immaterial Subsidiary is necessary for the recovery of a tax refund claim or other asset or for another reasonable business purpose.


                  ARTICLE VIII - Events of Default and Remedies

         Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

         (a) Any Restricted Person fails to pay any principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

         (b) Any Restricted Person fails to pay any Obligation (other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;



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         (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

         (d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Article VI, and such failure is neither remedied by such Restricted Person nor waived by Majority Lenders within 15 days after its occurrence or within such longer period which Majority Lenders may in their sole and absolute discretion provide to such Restricted Person;

         (e) Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document and such failure is not remedied within the applicable grace period, if any;

         (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Agent;

         (g) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its Subsidiaries on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

         (h) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $500,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

         (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

         (j) Any Restricted Person:

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


                  (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

                  (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                  (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                  (iv) suffers the entry against it of a final judgment for the payment of money in excess of $500,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                  (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within sixty days after the entry or levy thereof or after any stay is vacated or set aside;

         (k)      Any Change of Control occurs;

         (l)      Any Material Adverse Change occurs; and

         (m) The Required Preferred Stock Issuance does not occur on or before June 2, 2000.

Upon the occurrence of an Event of Default described in subsection (j)(i),
(j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration,

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or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender and any obligation of LC Issuer to issue Letters of Credit hereunder to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder, and any obligation of LC Issuer to issue Letters of Credit hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

         Section 8.2. Remedies. If any Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.


                               ARTICLE IX - Agent

         Section 9.1. Appointment and Authority. Each Lender Party hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to the other Lender Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any Lender Party or any holder of any participation in a Note nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lender Parties in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law.


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Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any other Lender to Agent of any Default or Event of Default, Agent shall promptly notify each other Lender thereof.

         Section 9.2. Exculpation, Agent's Reliance, Etc. Neither Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Lender and shall not be responsible to any other Lender Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or to inspect the property (including the books and records) of any Restricted Person; (e) shall not be responsible to any other Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Restricted Person or Lender Party in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

         Section 9.3. Credit Decisions. Each Lender Party acknowledges that it has, independently and without reliance upon any other Lender Party, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender Party also acknowledges that it will, independently and without reliance upon any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

         SECTION 9.4. INDEMNIFICATION. EACH LENDER AGREES TO INDEMNIFY AGENT (TO THE EXTENT NOT REIMBURSED BY BORROWER WITHIN TEN (10) DAYS AFTER DEMAND) FROM AND AGAINST SUCH LENDER'S PERCENTAGE SHARE OF ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE


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COLLATERAL, THE LOAN DOCUMENTS AND THE TRANSACTIONS AND EVENTS (INCLUDING THE
ENFORCEMENT THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (WHETHER ARISING IN CONTRACT OR IN TORT AND OTHERWISE AND INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY PERSON OR ANY LIABILITIES OR DUTIES OF ANY PERSON WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT,

provided only that no Lender shall be obligated under this section to indemnify Agent for that portion, if any, of any liabilities and costs which is proximately caused by Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Agent by Borrower under
Section 10.4(a) to the extent that Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Agent" shall refer not only to the Person designated as such in Section
1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

         Section 9.5. Rights as Lender. In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any Restricted Person or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

         Section 9.6. Sharing of Set-Offs and Other Payments. Each Lender Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lender Parties share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements,


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



may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a Tribunal order to be paid on account of the possession of such funds prior to such recovery.

         Section 9.7. Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lender Parties, Agent shall invest such funds pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such Investment. All moneys received by Agent for distribution to Lender Parties (other than to the Person who is Agent in its separate capacity as a Lender Party) shall be held by Agent pending such distribution solely as Agent for such Lender Parties, and Agent shall have no equitable title to any portion thereof.

         Section 9.8. Benefit of Article IX. The provisions of this Article (other than the following Section 9.9) are intended solely for the benefit of Lender Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender. Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

         Section 9.9. Resignation. Agent may resign at any time by giving 30 days prior written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation, Majority Lenders shall have the right to appoint a successor Agent subject, so long as no Default shall have occurred and be continuing, to the approval of Borrower, which approval shall not be unreasonably withheld or delayed. A successor must be appointed for any retiring Agent, and such Agent's resignation shall only become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a financial institution organized or licensed to conduct a lending or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

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                            ARTICLE X - Miscellaneous

         Section 10.1.     Waivers and Amendments; Acknowledgments.

         (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Lender in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent or LC Issuer, by such party, and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.9). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.3(f)) in connection with initial Loans, (2) increase the maximum amount which such Lender is committed hereunder to lend, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any such fees, principal or interest (including mandatory prepayments pursuant to Section 2.8), (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender's Note or any Guarantor from its guaranty of such payment, (7) release all or substantially all of the Collateral, (8) amend or waive any of the provisions of Section 2.19(a) (provided that the Required LC Period may be extended to a date which is not later than 150 days after the Effective Date with only the consent of the Majority Lenders), or (9) amend this Section 10.1(a). Notwithstanding the foregoing, Agent, in such capacity, may execute and deliver (i) any waiver or amendment waiving any of the conditions specified in Article IV subsequent to the initial Loans having been made only upon the prior consent of each Revolving Credit Lender and (ii) a release of Liens upon the sale of assets as provided in
Section 6.14 without the consent of any of the Lenders.

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

         (b) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof,
(iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Lender, (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender, or any representative thereof, and no such representation or covenant has been made, that any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

         (c) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 10.2. Survival of Agreements; Cumulative Nature. All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Lender Party under any Loan Document shall be

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deemed representations and warranties by Borrower or agreements and covenants of
Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 10.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or other electronic transmission, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to each Lender Party at its address specified on the Lender Schedule (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of facsimile or other electronic transmission, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Agent.

         Section 10.4.     Payment of Expenses; Indemnity.

         (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay:
(i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including without limitation reasonable attorneys' fees, consultants' fees, engineering fees, accounting fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents or (2) the defense or enforcement of any of the Loan Documents (including this Section) or the defense of such Lender Party's exercise of its rights thereunder and
(iii) all reasonable costs and expenses incurred by or on behalf of Agent, in such capacity, (including without limitation reasonable attorneys' fees, consultants' fees, engineering fees, accounting fees, travel costs and miscellaneous expenses) in

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connection with (1) the negotiation, preparation, execution and delivery of any and all consents, waivers or other documents or instruments relating to the Loan Documents, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) the monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document or (5) the defense of the amount, extent, validity or priority of the Liens benefitting or securing the Existing Agreement and the obligations thereunder or of the Liens securing the Obligations. In addition to the foregoing, until all Obligations have been paid in full, Borrower will also pay or reimburse Agent for all reasonable out-of-pocket costs and expenses of Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Agent, including travel and miscellaneous expenses and fees and expenses of Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

         (b) INDEMNITY. BORROWER AGREES TO INDEMNIFY EACH LENDER PARTY , UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN
PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH LENDER PARTY GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS AND THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (WHETHER ARISING IN CONTRACT OR IN TORT OR OTHERWISE AND INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY LENDER PARTY OR ANY OTHER PERSON OR ANY LIABILITIES OR DUTIES OF ANY LENDER PARTY OR ANY OTHER PERSON WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY,

provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the



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alleged gross negligence or willful misconduct. As used in this section the term
"Lender Party" shall refer not only to each Person designated as such in Section
1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

         Section 10.5. Joint and Several Liability; Parties in Interest; Assignments.

         (a) All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Majority Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to Lender Parties, such purchaser shall not be entitled to any rights of any Lender under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.


         (b) No Lender shall sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person unless the agreement between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under Sections
3.2 through 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and
(iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under subsection (a) of Section 10.1(a). No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Agent and Borrower.

         (c) Except for sales of participations under the immediately preceding subsection, no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents, except for assignments to a Person that is a Lender or an Affiliate of a Lender or that has consented to by Agent, which consent will not be unreasonably withheld, and then only if such assignment is made in accordance with the following requirements:


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                  (i) Each such assignment shall apply to all Obligations owing to the assignor Lender hereunder and to the unused portion of the assignor Lender's commitments, so that after such assignment is made the assignor Lender shall have a fixed (and not a varying) Percentage Share in its Loans and Notes and be committed to make that Percentage Share of all future Loans, the assignee Lender shall have a fixed Percentage Share in such Loans and Notes and be committed to make that Percentage Share of all future Loans, and the Maximum Credit Amount multiplied by the Percentage Share of each of the assignor Lender and assignee Lender shall equal or exceed $5,000,000.

                  (ii) The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the "Register" (as defined below in this section), an Assignment and Acceptance Agreement in the form of Exhibit F, appropriately completed, together with the Note subject to such assignment and a processing fee payable to Agent of $5,000. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (1) Borrower shall issue new Notes to such assignor and assignee upon return of the old Notes to Borrower, and (2) as of the "Settlement Date" specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Agent shall thereupon deliver to Borrower and each Lender a schedule showing the revised Percentage Shares of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders.

                  (iii) Each assignee Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue
         Code) for Federal income tax purposes, shall (to the extent it has not already done so) provide Agent and Borrower with the "Prescribed Forms" referred to in Section 3.6(d).

                  (iv) Any Lender who determines to sell any Loan must sell such Lender's Revolving Credit Loan and such Lender's Term Loan in equal proportions.

                  (v) No such assignee shall be an oil and gas industry competitor or a Person buying directly for the account of an oil and gas industry competitor.

         (d) Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

         (e) By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Agent and each other Lender Party that such assignee understands and agrees to the terms hereof, including Article IX hereof.



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         (f) Agent shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of Lenders and the Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (in this section called the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Lender Party may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

         Section 10.6. Confidentiality. Each Lender Party agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by any Restricted Person, provided, however, that this restriction shall not apply to information which (a) has at the time in question entered the public domain, (b) is required to be disclosed by Law (whether valid or invalid) of any Tribunal, (c) is disclosed to any Lender Party's Affiliates, auditors, attorneys, or agents, (d) is furnished to any other Lender Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document (provided each such purchaser or prospective purchaser first agrees to hold such information in confidence on the terms provided in this section), or (e) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default.

         Section 10.7. Governing Law; Submission to Process. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. BORROWER HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS LENDER PARTIES MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, BORROWER ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND FURTHER AGREES TO A TRANSFER OF ANY SUCH PROCEEDING TO A FEDERAL COURT SITTING IN THE STATE OF NEW YORK TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY MAJORITY LENDERS IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY IT AGAINST LENDER PARTIES AND ANY QUESTIONS RELATING TO USURY. BORROWER AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. IN FURTHERANCE OF THE FOREGOING, BORROWER HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK, 10014 AS AGENT OF BORROWER TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST BORROWER WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF


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PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS SET
FORTH BELOW, BUT THE FAILURE OF BORROWER TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. BORROWER SHALL FURNISH TO LENDER PARTIES A CONSENT OF CT CORPORATION SYSTEM AGREEING TO ACT HEREUNDER PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER PARTIES TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. IF FOR ANY REASON CT CORPORATION SYSTEM SHALL RESIGN OR OTHERWISE CEASE TO ACT AS BORROWER'S AGENT, BORROWER HEREBY IRREVOCABLY AGREES TO (A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO AGENT TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CT CORPORATION SYSTEM FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO AGENT THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO AGENT) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.

         Section 10.8. Limitation on Interest. Lender Parties, Restricted Persons and the other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith.

         Section 10.9. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

         Section 10.10. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.



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         Section 10.11. Counterparts; Fax. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement and the Loan Documents may be validly executed and delivered by facsimile or other electronic transmission.

         Section 10.12. Waiver of Jury Trial, Punitive Damages, etc. TO THE EXTENT PERMITTED BY LAW, LENDER PARTIES AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF SUCH PERSONS OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER PARTIES' ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER AND EACH LENDER PARTY HEREBY FURTHER (A) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, (B) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


                                   FORCENERGY INC, as Borrower


                                   By:/s/ STIG WENNERSTROM
                                      --------------------
                                          Stig Wennerstrom
                                          President

                                   Address:
                                   2730 S.W. 3rd Avenue, Suite 800
                                   Miami, Florida 33129-2356
                                   Attention: President

                                   Telephone: (305) 856-8500
                                   Fax: (305) 856-4300

                                   ING (U.S.) CAPITAL LLC,
                                   Agent, LC Issuer and Lender


                                   By:/s/ PETER Y. CLINTON
                                      ------------------------
                                         Peter Y. Clinton
                                         Senior Vice President

                                   DEN NORSKE BANK ASA


                                   By: /s/ J. MORTEN KRENTZ
                                      -------------------------
                                           J. Morten Krentz
                                           First Vice President


                                   By: /s/ NILS FYSKE
                                      ---------------------------
                                           Nils Fykse
                                           First Vice President

                                   MEESPIERSON CAPITAL CORP.


                                   By:    /s/ KARLO LOUMAN
                                       --------------------------------
                                       Name:  Karlo Louman
                                       Title: Managing Director


                                   By:    /s/ DARRELL W. HOLLEY
                                       --------------------------------
                                       Name:  Darrell W. Holley
                                       Title: Managing Director

                                   BANK OF SCOTLAND


                                   By: /s/ ANNIE GLYNN
                                      ----------------------------
                                       Name:  Annie Glynn
                                       Title: Senior Vice President

                                   CREDIT AGRICOLE INDOSUEZ


                                   By:    /s/ RICHARD MANIX
                                       ---------------------------------
                                       Name:  Richard Manix
                                       Title: First Vice President


                                   By:    /s/ MICHAEL G. HAGGARTY
                                       ---------------------------------
                                       Name:  Michael G. Haggarty
                                       Title: Vice President

                                   NATEXIS BANQUE BFCE


                                   By:    /s/ TIMOTHY L. POLVADO
                                       ----------------------------------
                                       Name:  Timothy L. Polvado
                                       Title: Vice President and
                                                Group Manager

                                   By:    /s/ N. ERIC DITGES
                                       ----------------------------------
                                       Name:  N. Eric Ditges
                                       Title: Vice President

                                   SOCIETE GENERALE, SOUTHWEST
                                   AGENCY


                                   By: /s/ MARK A. COX
                                      -------------------------
                                         Name:  Mark A. Cox
                                         Title: Director

                                   GENERAL ELECTRIC CAPITAL CORP.


                                   By:  /s/  ERIC A. SCHAEFER
                                        ----------------------------
                                         Name:  Eric A. Schaefer
                                         Title: Manager - Operations

                                   BANK OF AMERICA, N.A.


                                   By:  /s/ EDWARD HARMON
                                        -------------------------
                                         Name:  Edward Harmon
                                         Title: Vice President

                                   AVENUE SPECIAL SITUATIONS FUND, L.P.

                                   By:   Avenue Capital Partners, LLC, General
                                         Partner

                                         By:   GLR Partners, LLC, Managing
                                               Member of General Partner


                                               By:   /s/ MARC LASRY
                                                  ------------------------------
                                                  Name:  Marc Lasry
                                                  Title: Member

                                   MERRILL LYNCH PIERCE, FENNER &
                                   SMITH INCORPORATED


                                   By:   /s/ GRAHAM GOLDSMITH
                                      -------------------------------------
                                      Name:  Graham Goldsmith
                                      Title: Director

                                   FARALLON ENERGY INVESTORS, LLC

                                   By:   Farallon Capital Management, LLC

                                         By:    /s/ MERIDEE MOORE
                                             ----------------------------------
                                             Name:  Meridee Moore
                                             Title: Managing Partner